MERIDIAN MEDICAL TECHNOLOGIES, INC.




                              NOTE AND WARRANT PURCHASE AGREEMENT



                                            with



                                  NOMURA HOLDING AMERICA INC.



                            12.0% Senior Subordinated Notes Due 2005.

                      Warrants to purchase 204,770 Shares of Common Stock.





                                 Dated as of April 30, 1998



















          658180v11





          TABLE OF CONTENTS
          (Not Part of Agreement)

          Page


          Section 1.   Definitions .......................................1
               Section 1.1.   Defined Terms...............................1
               Section 1.2.   Accounting Terms...........................19
               Section 1.3.   Rules of Construction......................19


          Section 2.   Sale and Purchase of Notes and Warrants ..........19
               Section 2.1.   Authorization of Notes and Warrants........19
               Section 2.2.   Issuance and Sale of Notes and Warrants....20
               Section 2.3.   Closing....................................20
               Section 2.4.   Fees.......................................21
               Section 2.5    Interest Rate Limitation...................21
               Section 2.6.   Allocation of Purchase Price...............21
               Section 2.7.   Reduced Return.............................22


          Section 3.   Payments and Prepayments of Notes ................22
               Section 3.1.   Optional Prepayments of the Notes..........22
               Section 3.2.   Notice of Prepayment of the Notes..........23
               Section 3.3.   Allocation of Payments.....................23
               Section 3.4.   Payments...................................23
               Section 3.5.   Taxes......................................24
               Section 3.6.   Surrender of Notes; Notation Thereon.......25
               Section 3.7.   Purchase of Notes..........................25


          Section 4.   Representations and Warranties of the Company ....26
               Section 4.1.   Corporate Existence and Power..............26
               Section 4.2.   Corporate Authority........................26
               Section 4.3.   Binding Effect.............................26
               Section 4.4.   Capital Stock..............................26
               Section 4.5.   Business Operations and Other
                              Information; Financial Condition...........27
               Section 4.6.   Subsidiaries...............................28
               Section 4.7.   Litigation; No Violation of Governmental
                              Orders or Laws.............................28
               Section 4.8.   No Conflicts with Agreements, Statutes,
                              Orders, Etc................................29
               Section 4.9.   Consent, Etc...............................29
               Section 4.10.  Outstanding Indebtedness;  Investments.....30
               Section 4.11.  Assets and Properties......................30
               Section 4.12.  Taxes......................................31
               Section 4.13.  Disclosure.................................31
               Section 4.14.  Offering of Securities.....................32
               Section 4.15.  Broker's or Finder's Commissions...........32
               Section 4.16.  Labor Matters..............................32
               Section 4.17.  Environmental Matters......................33
               Section 4.18.  Margin Regulations; Use of Proceeds........34

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          658180v11





               Section 4.19.  Compliance with ERISA......................34
               Section 4.20.  Material Contracts.........................36
               Section 4.21.  Insurance..................................38
               Section 4.22.  Possession of Franchises, Licenses, Etc....38
               Section 4.23.  Intellectual Property......................38
               Section 4.24.  Customers and Suppliers....................39
               Section 4.25.  Status under Certain Laws..................39
               Section 4.26.  Certain Transactions.......................40
               Section 4.27.  Solvency...................................40
               Section 4.28.  Use of Proceeds............................40
               Section 4.29.  Ranking of Notes...........................40


          Section 5.   Representations of the Purchaser .................40


          Section 6.   Closing Conditions ...............................41
               Section 6.1.   Proceedings Satisfactory...................41
               Section 6.2.   Opinion of Purchaser's Special Counsel.....41
               Section 6.3.   Opinions of Counsel to the Company.........42
               Section 6.4.   Representations and Warranties True,
                              Etc.; Certificates.........................42
               Section 6.5.   Absence of Material Adverse Change, Etc....42
               Section 6.6.   Consents and Approvals.....................42
               Section 6.7.   Absence of Litigation, Orders, Etc.........42
               Section 6.8.   Subordination Agreement....................43
               Section 6.9.   Total Indebtedness under Credit
                              Agreement..................................43
               Section 6.10.  Fees.......................................43
               Section 6.11.  Wire Instructions..........................43
               Section 6.12.  Put Subordination Agreement................43


          Section 7.   Financial Statements and Information .............44


          Section 8.   Inspection of Properties and Books ...............48


          Section 9.   Affirmative Covenants ............................49
               Section 9.1.   Payment of Principal and Interest..........49
               Section 9.2.   Payment of Taxes and Claims................49
               Section 9.3.   Maintenance of Properties, Records and
                              Corporate Existence........................50
               Section 9.4.   Insurance..................................51
               Section 9.5.   Subsidiary Guarantors......................52
               Section 9.6.   Pension and Benefit Plan Covenants.........53
               Section 9.7.   Notice of Default..........................54


          Section 10.  Negative and Maintenance Covenants ...............54
               Section 10.1.  Restrictions on Indebtedness...............54
               Section 10.2.  Restrictions on Liens......................55
               Section 10.3.  Limitation on Sale and Leasebacks..........57

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          658180v11





               Section 10.4.  Consolidation. Merger or Disposition of
                              Assets; Acquisitions.......................57
               Section 10.5.  Sale or Discount of Receivables............58
               Section 10.6.  Conduct of Business........................58
               Section 10.7.  Restricted Payments and Restricted
                              Investments................................59
               Section 10.8.  Issuance of Capital Stock..................59
               Section 10.9.  Transactions with Affiliates...............59
               Section 10.10. Termination of Pension Plans...............59
               Section 10.11. Maintenance of Capital Expenditures........59
               Section 10.12. Certain Contracts..........................60
               Section 10.13. Limitation on Dividend Restrictions
                              Affecting Subsidiaries.....................61
               Section 10.14. No Amendment of Charter, By-Laws...........61
               Section 10.15. Acquisition of Margin Securities...........61
               Section 10.16. Financial Covenants........................62
               Section 10.17  Certificate Regarding Additional
                              Permitted Indebtedness.....................64


          Section 11.  Events of Default ................................64
               Section 11.1.  Events of Default; Remedies................64
               Section 11.2.  Suits for Enforcement......................68
               Section 11.3.  Remedies Cumulative........................68
               Section 11.4.  Remedies Not Waived........................69


          Section 12.  Registration, Exchange, and Transfer of Notes ....69


          Section 13.  Lost, Stolen, Damaged and Destroyed Notes ........69


          Section 14.  Miscellaneous ....................................70
               Section 14.1.  Amendment and Waiver.......................70
               Section 14.2.  Expenses...................................71
               Section 14.3.  Survival of Representations and
                              Warranties.................................72
               Section 14.4.  Successors and Assigns; Limitation on
                              Transfer...................................72
               Section 14.5.  Notices....................................73
               Section 14.6.  Indemnification............................74
               Section 14.7.  Public Announcements.......................75
               Section 14.8.  No Fiduciary Relationship..................75
               Section 14.9.  Confidentiality............................75
               Section 14.10. Integration and Severability...............76
               Section 14.11. Counterparts...............................76
               Section 14.12. Governing Law..............................76
               Section 14.13. Submission to Jurisdiction: Waiver of
                              Service and Venue..........................76
               Section 14.14. Waiver of Right to Trial by Jury...........77


          SCHEDULES

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          658180v11






          Schedule 4.4        Capital Stock

          Schedule 4.5        Financial Statements

          Schedule 4.6        Subsidiaries

          Schedule 4.7        Litigation

          Schedule 4.9        Consents

          Schedule 4.10A Existing Indebtedness

          Schedule 4.10B Existing Investments

          Schedule 4.11  Real Property Leases

          Schedule 4.16  Labor Matters

          Schedule 4.17  Environmental Matters

          Schedule 4.19  Pension and Benefit Plans

          Schedule 4.20A Material Contracts

          Schedule 4.20B Contracting Suspensions

          Schedule 4.21  Insurance

          Schedule 4.23  Intellectual Property

          Schedule 4.24  Customers; Suppliers

          Schedule 4.26  Related Party Transactions


          EXHIBITS


          Exhibit A      Form of Senior Subordinated Note

          Exhibit B      Form of Subsidiary Guarantee

          Exhibit C      Form of Subordination Agreement

          Exhibit D      Form of Registration Rights Agreement

          Exhibit E      Form of Warrant

          Exhibit F      Form of Opinion of Counsel to the Company





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          658180v11





          NOTE AND WARRANT PURCHASE AGREEMENT


               This NOTE AND WARRANT PURCHASE AGREEMENT (this "Agreement") is made and entered into as of April 30, 1998, by and between MERIDIAN MEDICAL TECHNOLOGIES, INC., a Delaware corporation (together with its successors, the "Company"), and NOMURA HOLDING AMERICA INC., a Delaware corporation (together with its successors, assigns and transferees, the "Purchaser").

          RECITALS

               WHEREAS, the Company has proposed to issue and sell to the Purchaser (i) its 12.0% Senior Subordinated Notes Due 2005 in the aggregate original principal amount of $15,000,000, and (ii) its Warrants to purchase an aggregate of 204,770 shares (subject to adjustment as therein provided) of the Company's Common Stock, all for the consideration and upon the terms and conditions hereinafter provided; and

               WHEREAS, the proceeds of the issuance and sale of the Notes are to be used to repay certain existing Indebtedness of the Company and its Subsidiaries and for general corporate purposes of the Company and its Subsidiaries;

               NOW, THEREFORE, the Company and the Purchaser agree as follows:

               Section 1.     Definitions{tc "Section 1.    Definitions" \f
          C \l 1}.

               Section 1.1.   Defined Terms{tc "Section 1.1.     Defined
          Terms" \f C \l 2}. For the purposes of this Agreement, the following terms shall have the following respective meanings:

               "Accountants" has the meaning specified in Section 7.

               "Additional Debt" means:

                         (i) the portion, if any, of the aggregate
               outstanding principal amount of Senior Indebtedness (including the maximum aggregate amount of all commitments to extend any revolving credit, working capital, letter of credit or similar credit facility in connection therewith, and including the face amount of all letters of credit and other contingent obligations (whether issued or guaranteed by the holders of such Indebtedness) from time to time outstanding in connection therewith) that exceeds the Maximum Commitment, as the same may be from time to time reduced ("Excess Principal") and all interest accrued thereon (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company and its Subsidiaries,


          658180v11





               whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), prepayment charges, if any, payable with respect thereto, and all other sums payable under or in connection with such Senior Loan Documents, including, without limitation, all indebtedness and obligations incurred or to be incurred pursuant to letters of credit (whether issued or guaranteed by the holders of such Indebtedness) or other commitments by the holders of such Indebtedness extended for the benefit of the Company and its Subsidiaries pursuant to the Credit Agreement or any other such Senior Loan Document, in each case to the extent the foregoing relate to Excess Principal, and

                         (ii) any aggregate outstanding principal amount of
               Indebtedness (other than Senior Indebtedness) incurred by the Company and its Subsidiaries (including the maximum aggregate amount of all commitments to extend any revolving credit, working capital, letter of credit or similar credit facility in connection therewith, and including the face amount of all letters of credit and other contingent obligations (whether issued or guaranteed by the holders of such Indebtedness) from time to time outstanding in connection therewith) and all interest accrued thereon (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company and its Subsidiaries, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), prepayment charges, if any, payable in connection therewith, and all other sums payable under or in connection therewith, including, without limitation, all indebtedness and obligations incurred or to be incurred pursuant to letters of credit (whether issued or guaranteed by the holders of such Indebtedness).

               "Additional Permitted Indebtedness" means any Additional Debt incurred by the Company or any of its Subsidiaries after the date hereof, provided that:

                         (i) the Pro Forma Interest Coverage Ratio at the time of such incurrence of Additional Debt is not less than the Interest Coverage Ratio in effect at such time pursuant to Section 10.16(d); and

                         (ii) the Pro Forma Leverage Ratio at the time of
               such incurrence of Additional Debt is not more than 4.25:1.00 for any incurrence of Additional Debt on or before April 30, 1999 and 4.00:1.00 for any incurrence of Additional Debt thereafter; and provided further that:

                         (x) if any Additional Debt incurred by the Company
               or any of its Subsidiaries by its terms ranks senior in liquidation (without regard to any security interest) to the

                                        - 2 -
          658180v11





               Indebtedness evidenced hereby, such Additional Debt shall not constitute Additional Permitted Indebtedness unless the lenders of such Additional Debt, pursuant to a written instrument satisfactory to the Purchaser, become parties to and "Senior Lenders" under the Subordination Agreement and such Additional Debt is included thereunder as Designated Senior Indebtedness.

                         (y) any extension, renewal, refunding or
               refinancing of any Additional Debt shall be treated as the incurrence of Indebtedness for the purposes of this definition.

               For such purposes, the "Pro Forma Interest Coverage Ratio" for any incurrence of Additional Debt means the ratio of (A) EBITDA to (B) Interest Expense, calculated in the case of each of such amounts for the period of 12 consecutive full calendar months most recently ended prior to the incurrence of such Additional Debt on a pro forma basis, assuming that (x) such Additional Debt was incurred by the Company or its Subsidiaries immediately prior to the commencement of such 12-month period, and (y) the net proceeds of such Additional Debt were applied, and any related transaction (including, without limitation, any acquisition of Capital Stock or assets of any Person financed in whole or in part by means of such Additional Debt and any concurrent repayment of outstanding Indebtedness) occurred, immediately prior to the commencement of such 12-month period; and the "Pro Forma Leverage Ratio" for any incurrence of Additional Debt means the ratio of (C) Consolidated Total Indebtedness, calculated as of the date of incurrence of such Additional Debt immediately after giving effect thereto and to any concurrent repayment of outstanding Indebtedness, to (D) EBITDA, calculated for the period of 12 consecutive full calendar months most recently ended prior to the incurrence of such Additional Debt on a pro forma basis assuming that the net proceeds of such Additional Debt were applied, and any related transaction (including, without limitation, any acquisition of Capital Stock or assets of any Person financed in whole or in part by means of such Additional Debt and any concurrent repayment of outstanding Indebtedness) occurred, immediately prior to the commencement of such 12-month period. For the purposes of this definition, Indebtedness of the Company or its Subsidiaries provided for under a revolving credit or similar arrangement (including, without limitation, the Indebtedness provided for under the Senior Loan Documents as in effect on the date hereof) shall be deemed to be incurred at the time of any increase in the maximum commitment amount relating thereto (whether or not such increase is accompanied by an increase in the principal amount thereof at the time outstanding), but not at the time of any increase in the outstanding principal amount of such Indebtedness to an amount which is less than or equal to the maximum commitment amount thereof at the time in effect.



                                        - 3 -
          658180v11





               "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person, except ING shall not be deemed to constitute an Affiliate of the Company. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of 10% or more of the outstanding shares of Voting Stock of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by ownership of Capital Stock, by contract or otherwise.

               "Audited Financial Statements" has the meaning specified in
          Section 4.5(b).

               "Authorized Officer" with respect to any Person means the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of such Person, or any further or different officer of such Person so designated by any Authorized Officer in a written notice to the holders of Notes.

               "Bankruptcy Code" means 11 U.S. C. Sec. 101 et seq., as from time to time hereafter amended, and any successor or similar statute.

               "Business Day" means any day except a Saturday, a Sunday or a legal holiday in New York City.

               "Capitalized Lease Obligation" means, as to any Person, all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, are or would be classified as capitalized leases.

               "Capital Stock" means and includes any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock.

               "Cash Equivalents" means:

                    (i) marketable obligations maturing within one year after acquisition thereof issued or fully guaranteed by the United States of America or an instrumentality or agency thereof (provided that the full faith and credit of the United States of America is pledged in support thereof),

                    (ii) open market commercial paper, maturing within 180
               days after acquisition thereof, which has the highest credit rating of either Standard & Poor's Rating Services, a division of the McGraw-Hill Companies or Moody's Investor Services, Inc., or an equivalent rating by any other nationally recognized credit rating agency of similar standing, issued by a corporation organized under the laws of any State of the United States of America or of the District of Columbia,

                                        - 4 -
          658180v11






                    (iii)     certificates of deposit or bankers
               acceptances or other obligations maturing within one year after acquisition thereof issued by a domestic commercial bank which is a member of the Federal Reserve System and has capital and surplus and undivided profits in excess of $500,000,000, and

                    (iv) other certificates of deposit maturing within one
               year after acquisition thereof in respect of deposits fully insured by the Federal Deposit Insurance Corporation.

               "Certified" when used with respect to any financial information of any Person to be certified by any of its officers, indicates that such information is to be accompanied by a certificate to the effect that such financial information has been prepared in accordance with GAAP consistently applied (other than with respect to budgets and projections), subject in the case of interim financial information to normal year-end audit adjustments and absence of the footnotes required by GAAP, and presents fairly, in all material respects, the information contained therein as at the dates and for the periods covered thereby.

               "Change of Control" means any transaction or event as a direct or indirect result of which:

                    (i) any Person is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 25% of the outstanding shares of Voting Stock of the Company; or

                    (ii) during any period of 12 consecutive months
               (whether commencing before or after the Closing Date), individuals who on the first day of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

               "Closing Date" has the meaning specified in Section 2.3.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Common Stock" means the Common Stock, par value $0.10 per share, of the Company.

               "Company" means Meridian Medical Technologies, Inc., a Delaware corporation, and any successor thereto.

                                        - 5 -
          658180v11






               "Company Reports" has the meaning specified in Section
          4.5(a).

               "Consolidated Capital Expenditure" means, for any period, without duplication, the sum of (a) the gross dollar amount of additions during such period to property, plant, equipment and other fixed assets of the Company and its Subsidiaries, including those additions made in the ordinary course of business, but excluding routine maintenance and repairs, plus (b) the aggregate amount of Capitalized Lease Obligations incurred during such period by the Company and its Subsidiaries.

               "Consolidated Total Indebtedness" means, as of any date of determination, the aggregate amount of outstanding Indebtedness of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

               "Control Affiliate" means, as to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of a majority of the Voting Stock of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by ownership of Voting Stock, by contract or otherwise.

               "Contracts" mean all contracts, agreements, mortgages, indentures, licenses, leases, commitments, plans, arrangements, sales orders and purchase orders of every kind.

               "Credit Agreement" means the Credit Agreement dated as of April 15, 1996 among Brunswick Biomedical Corporation, a Massachusetts corporation, various lenders as are, or may become parties thereto and ING, individually and as Agent, assumed by the Company by an agreement dated November 20, 1996, as such Credit Agreement may from time to time be amended, modified or supplemented in accordance with its terms.

               "Default" means any event or condition which, with due notice or lapse of time or both, would become an Event of Default.

               "Designated Senior Indebtedness" has the meaning specified in the Subordination Agreement.

               "Dollars" and "$" shall mean lawful money of the United States of America.

               "EBITDA" means, for any period, an amount equal to Net Income plus (to the extent deducted in determining Net Income) interest expense, provisions for income taxes, depreciation, amortization of intangible assets and the write-off of in-process research and development expense, in each case for the Company

                                        - 6 -
          658180v11





          and its Subsidiaries on a consolidated basis; provided, that (a) any calculation of EBITDA that takes into account the fourth quarter of the Company's 1997 Fiscal Year shall exclude from such calculation the $1,539,400 pre-tax charge incurred during the fourth quarter of the Company's 1997 Fiscal Year, which charge is related to the voluntary product exchange program, and (b) any calculation of EBITDA shall exclude any extraordinary item associated with the extinguishment of Indebtedness as a result of any refinancing of all or any part of the Indebtedness evidenced by the Estate Subordinated Note or the Junior Subordinated Note or the obligations under the Senior Loan Documents.

               "Environmental Laws" means any and all Federal, state, local, and foreign Statutes, Orders, permits, regulations, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment or the generation, treatment, storage, use, maintenance, recycling, transportation, release or disposal of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right to Know Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Clean Air Act, the Clean Water Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Noise Control Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, any so-called "Superfund" or "Superlien" law, and any regulation promulgated under any of the foregoing, all as now or at any time hereafter may be in effect.

               "Environmental Matter" means any claim, investigation, litigation, administrative proceeding or Order asserted, arising or entered under or pursuant to any Environmental Law, or relating to any Hazardous Materials, in each case against or affecting the Company, any of its Subsidiaries, their respective operations, or any Properties owned or operated by any of them.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

               "ERISA Affiliate" means any corporation or other Person (including, without limitation, any Subsidiary of the Company) which is a member of the same controlled group (within the meaning of Section 414(b) of the Code) of corporations or other Persons as the Company, or which is under common control (within the meaning of Section 414(c) of the Code) with the Company, or any corporation or other Person which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with the Company, or any corporation or other Person which is required to be aggregated with the Company pursuant to
          Section 414(o) of the Code or the regulations promulgated thereunder.



                                        - 7 -
          658180v11





               "Estate Subordinated Note" has the meaning specified in the Credit Agreement.

               "Event of Default" has the meaning specified in Section
          11.1.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute.

               "Existing Senior Debt" has the meaning specified in the Subordination Agreement.

               "Fair Market Value" means what a willing buyer would pay to a willing seller in an arm's-length transaction.

               "Financial Statements" has the meaning specified in Section
          4.5(b).

               "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, applied on a consistent basis both as to classification of items and amounts.

               "Governmental Body" means any federal, state, provincial, county, city, town, village, municipal or other government or governmental department, commission, council, board, bureau, agency, authority or instrumentality, of or within the United States of America or its territories or possessions, or of or within any other country, or of any international community established by treaty.

               "Government Contract" means any contract or agreement with or for any Governmental Body (including, without limitation, any such contract or agreement with respect to which the Company or any of its Subsidiaries is a subcontractor at any level), other than any purchase order issued in the ordinary course of business and having a face amount (including all addenda, modifications and supplements thereto) of less than $500,000.

               "Guarantee" means any guarantee or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect, with respect to any obligations of another Person, through an agreement or otherwise, including, without limitation, (i) any other endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligations, and (ii) any agreement (A) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations, (B) to purchase, sell or lease Property, products, materials or supplies, or transportation or services, in respect of enabling such other

                                        - 8 -
          658180v11





          Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the Property, products, materials or supplies or transportation or services or (C) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation. The amount of any Guarantee shall be equal to the outstanding amount of the obligations directly or indirectly guaranteed.

               "Hazardous Material" means the following:

                    (i) any "hazardous substance" as defined in, or for purposes of, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. SS 9601 & 9602, as may be amended from time to time, or any other so-called "superfund" or "superlien" law and any judicial interpretation of any of the foregoing;

                    (ii) any "regulated substance" as defined pursuant to
               40 C.F.R. Part 280;

                    (iii) any "pollutant or contaminant" as defined in 42 U.S.C.A. S 9601 (33);

                    (iv) any "hazardous waste" as defined in, or for
               purposes of, the Resource Conservation and Recovery Act;

                    (v)  any "hazardous chemical" as defined in 29 C.F.R.
               Part 1910;

                    (vi) any "hazardous material" as defined in, or for
               purposes of, the Hazardous Materials Transportation Act; and

                    (vii) any other substance, regardless of physical form, or form of energy or pathogenic agent that is subject to any other past, present or future law or requirement of any Governmental Body regulating, relating to, or imposing obligations, liability, or standards of conduct concerning the protection of human health, plant life, animal life, natural resources, Property or the reasonable enjoyment of life or Property from the presence in the environment of any solid, liquid, gas, odor, pathogen or form of energy, from whatever source.

               Without limiting the generality of the foregoing, the term "Hazardous Material" thus includes, but is not limited to, any material, waste or substance that contains petroleum or any fraction thereof, asbestos, or polychlorinated biphenyls, or that is flammable, explosive or radioactive.


                                        - 9 -
          658180v11





               "Indebtedness" with respect to any Person means, without duplication:

                    (i) all indebtedness of such Person for borrowed money,

                    (ii) any obligation incurred for all or any part of the
               purchase price of Property or services, other than accounts payable and accrued expenses included in current liabilities in accordance with GAAP and incurred in respect of Property or services purchased in the ordinary course of business,

                    (iii) indebtedness or obligations evidenced by bonds, notes or similar written instruments,

                    (iv) all reimbursement obligations of such Person
               (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments,

                    (v) any obligation (whether or not such Person has assumed or become liable for the payment of such obligation) secured by a Lien on any Property of such Person,

                    (vi) Capitalized Lease Obligations of such Person,

                    (vii) all obligations, contingent or otherwise, of such Person with respect to any Interest Rate Protection Agreement,

                    (viii) all obligations, contingent or otherwise, of such Person under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in currency values,

                    (ix) all obligations of such Person to redeem, purchase
               or otherwise retire or extinguish any of its Capital Stock at a fixed or determinable date (whether by operation of a sinking fund or otherwise), at another's option or upon the occurrence of a condition not solely within the control of such Person (e.g., redemption from future earnings); provided, that (a) for purposes of determining the amount of Indebtedness outstanding at any time, the entire amount required to effect a redemption, repurchase, retirement or extinguishment of any Capital Stock shall be deemed to be outstanding Indebtedness and (b) for purposes of determining whether the tests under the definition of Additional Permitted Indebtedness have been satisfied, the entire amount required to effect a redemption, repurchase, retirement or extinguishment of any Capital Stock shall be deemed to be incurred at the time of issuance thereof, and



                                       - 10 -
          658180v11





                    (x) all Guarantees by such Person of obligations of any other Person of the types described in clauses (i) through (viii) of this definition, inclusive;

                    provided, however, Indebtedness shall not include, in
               respect of the put right granted to ING under the Warrant Purchase Agreement dated April 15, 1996 by and between ING and the Company, any claim or right that would otherwise constitute a claim if not otherwise subject to the Put Subordination Agreement.

               "ING" means ING (U.S.) Capital Corporation, a Delaware corporation.

               "Intellectual Property" means patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); all registered and unregistered statutory and common law copyrights; all registered and unregistered trademarks, service marks, licenses, logos, sales materials and trade names; all registrations, applications and renewals for any of the foregoing; all trade secrets, confidential information, know-how, customer lists, formulae, manufacturing and production processes and techniques, research and development information, product designations, quality standards, investigations, drawings, specifications, designs, plans, improvements, proposals, technical and computer data; all license agreements and sublicense agreements to and from third parties relating to any of the foregoing; all other confidential information and proprietary rights (including, without limitation, all computer software and documentation); and all copies and tangible embodiments of the foregoing (in whatever form or medium).

               "Interest Coverage Ratio" means, for any period, the ratio of (a) EBITDA for such period to (b) Interest Expense during such period.

               "Interest Expense" means, for any period, the sum of (a) the Company's consolidated interest expense accrued during such period in respect of all Indebtedness of the Company and its Subsidiaries, minus (b) the Company's consolidated interest expense accrued during such period in respect of the Estate Subordinated Note and the Junior Subordinated Note to the extent that, in accordance with the terms of the Estate Subordinated Note and the Junior Subordinated Note, such interest expense is added to the respective principal amounts thereof and is not paid by the Company in cash, minus (c) to the extent included in the Company's consolidated interest expense accrued during such period, the amount of any original issued discount that is amortized during such period in respect of the Notes or the obligations under the Senior Loan Documents.

               "Interest Rate Protection Agreement" shall mean an interest rate swap, cap or collar agreement or similar arrangement between

                                       - 11 -
          658180v11





          any Person or Persons and one or more financial institutions providing for the transfer or mitigation of interest rate or expense risks either generally or under specific contingencies.

               "Internal Revenue Service" means the United States Internal Revenue Service and any successor or similar agency performing similar functions.

               "Inventory" means all goods, merchandise and other personal Property which are held for sale or lease or consignment or to be furnished under a contract of service, or are raw materials, work in process or material used or consumed, or to be used or consumed, in the business of the Company and its Subsidiaries.

               "Investment" when used with reference to any investment of the Company or any of its Subsidiaries means any investment so classified under GAAP, and, whether or not so classified, includes (i) any Indebtedness owed by any Person to the Company or to any such Subsidiary, (ii) any Guarantee or contingent obligation of the Company or any such Subsidiary of Indebtedness or other obligations of any Person, and (iii) any Capital Stock of, partnership interest in, or other ownership or similar interest in any Person held by the Company or any such Subsidiary; and the amount of any Investment shall be the original principal or capital amount thereof less all cash returns of principal or equity thereof (and without adjustment by reason of the financial condition of such other Person).

               "Junior Subordinated Note" has the meaning specified in the Credit Agreement.

               "Lien" means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, conditional sale or title retention agreement, lessor's interest under a capitalized lease or analogous instrument, in, of or on any of a Person's Property (whether held on the date hereof or hereafter acquired), or any signed or filed financing statement which names such Person as the debtor, or the execution of any security agreement or the like authorizing any other Person as the secured party thereunder to file such a financing statement.

               "Majority Holders" means the holders of at least a majority in principal amount of the Notes at the applicable time outstanding.

               "Material Adverse Effect" means any change or changes or effect or effects that individually or in the aggregate are materially adverse to (i) the condition (financial or otherwise), operations, performance, business, properties or prospects of the Company and its Subsidiaries taken as a whole, (ii) the rights and remedies of the Purchaser under this Agreement, the Notes, the Warrants or the Registration Rights Agreement, (iii) the ability of the Company to fulfill its obligations under this Agreement, the Notes, the Warrants or the Registration Rights

                                       - 12 -
          658180v11





          Agreement or (iv) the legality, validity or enforceability of this Agreement, the Notes, the Warrants or the Registration Rights Agreement.

               "Material Contracts" means all oral or written supply agreements, requirements contracts, customer agreements, franchise agreements, license agreements, distribution agreements, joint venture agreements, asset purchase agreements, stock purchase agreements, merger agreements, agency or advertising agreements, leases of real or personal property, credit agreements, loan agreements, security agreements, pledge agreements, mortgages, trust deeds, trust indentures, stockholder agreements, consulting agreements, management agreements, employment agreements, severance agreements, collective bargaining agreements, employee benefit plans or arrangements, tax sharing agreements, and other contracts, agreements and commitments to which the Company or any of its Subsidiaries are parties, in each case which have a face amount or value (including all addenda, modifications and supplements thereto) of $500,000 or more. The term "Material Contract" shall include, in any event, without limitation, (i) any Government Contract to which the Company or any of its Subsidiaries is a party, (ii) the Specified IP Contracts and (iii) any "material" contract required to be filed with the Company's periodic reports pursuant to Item 601(b)(10) of Regulation S-K promulgated by the Securities and Exchange Commission.

               "Maximum Commitment" means, at any time, the lesser of (i) $13,500,000 and (ii) the aggregate commitment at such time under the Senior Loan Documents.

               "Multiemployer Plan" means a multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code contributed to by the Company or any of its Subsidiaries or ERISA Affiliates.

               "Net Income" means, as to any Person, for any period, the net income (or loss) of such Person for such period, determined in accordance with GAAP, but excluding extraordinary gains or losses for such period.

               "Note" and "Notes" have the meanings specified in Section
          2.1 (a).

               "Officer's Certificate" means, with respect to any corporation, a certificate signed by the Chief Executive Officer, the President, one of the Vice Presidents, or the Chief Financial Officer of the specified corporation.

               "Order" means any order, writ, injunction, decree, judgment, award, determination or written direction or demand of any court, arbitrator or Governmental Body.

               "Other Taxes" has the meaning specified in Section 3.5(c).

                                       - 13 -
          658180v11






               "PBGC" means the Pension Benefit Guaranty Corporation, and any successor agency or Governmental Body performing similar functions.

               "Pension Plan" means an employee pension benefit plan, as defined in Section 3(2) of ERISA, excluding any Multiemployer Plans, maintained by or contributed to by the Company or any of its Subsidiaries or ERISA Affiliates.

               "Permitted Lien" means any of the Liens permitted to be incurred under Section 10.2.

               "Person" means and includes an individual, a partnership, a joint venture, a corporation, a company, a trust, an unincorporated organization and a government or any department or agency thereof.

               "Plan" and "Plans" means any employee benefit plan as defined in Section 3(3) of ERISA, excluding a Multiemployer Plan, established or maintained for the benefit of employees of the Company or any of its Subsidiaries or ERISA Affiliates.

               "Prepayment Premium" means at any time with respect to any Notes being prepaid in whole or in part pursuant to Section 3.1 during any of the periods set forth below, an amount equal to the percentage set forth opposite such period of the aggregate principal amount of the Notes being prepaid at such time:

                                               Percentage of Principal
                                               Amount Being Prepaid
          Period

          April 30, 1998 to and including      3%
          April 30, 2001
          May 1, 2001 to and including April   2%
          30, 2002
          May 1, 2002 to and including April   1%
          30, 2003
          May 1, 2003 and thereafter           0%

               "Property" with respect to any Person, means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible, of such Person.

               "Put Subordination Agreement" means that certain Put Subordination Agreement by and among the Company, ING and the Purchaser dated as of the date hereof.

               "Registration Rights Agreement" means that certain
          Registration Rights Agreement, in the form attached as Exhibit D hereto, to be dated as of and entered into on the Closing Date, among the Company and each of the Persons who will be holders of


                                       - 14 -
          658180v11





          the Warrants, as from time to time amended, modified or supplemented in accordance with its terms.

               "Reportable Event" means any of the events set forth in
          Section 4043(b) of ERISA or the regulations thereunder for which the 30-day notice requirement applies.

               "Restricted Investment" means any Investment other than

                    (i)  any Investment in Cash Equivalents,

                    (ii) any Investment existing on the Closing Date and
               set forth in Schedule 4.10B,

                    (iii) any loan or advance to or Guarantee of the obligations of any Subsidiary of the Company by the Company or any of its Subsidiaries; provided that the aggregate amount of such loans, investments or Guarantees in all Subsidiaries of the Company that are not Wholly-owned Subsidiaries shall not at any time exceed $500,000;

                    (iv) any Investment by the Company in the Capital Stock
               of any Subsidiary of the Company, and any Investment by any Subsidiary of the Company in the Capital Stock of any other Subsidiary of the Company; provided that (a) the aggregate amount of the Investments of the Company and its Subsidiaries in all Subsidiaries of the Company shall not at any time exceed 20% of the Company's consolidated assets and
               (b) the aggregate amount of such Investments of the Company and its Subsidiaries in all Subsidiaries of the Company that are not Wholly-owned Subsidiaries shall not at any time exceed the lesser of (x) $1,500,000 or (y) 10% of the consolidated net worth of the Company as determined in accordance with GAAP;

                    (v) any Investment by the Company or any of its Subsidiaries in any Person which is a joint venture of the Company or any such Subsidiary with a Person that is not the Company or a Subsidiary of the Company, provided that (x) such joint venture is not a Subsidiary of the Company or any of its Subsidiaries and (y) the aggregate amount of all Investments of the Company and its Subsidiaries referred to in this subparagraph (iv) (excluding amounts referred to in subparagraph (v) of this definition) shall not at any time exceed $500,000, and

                    (vi) Guarantees by the Company or any of its
               Subsidiaries of the obligations of joint ventures referred to in the foregoing subparagraph (iv) with respect to accounts payable of such joint ventures included in current liabilities in accordance with GAAP and incurred in respect of Property or services purchased in the ordinary course of business, provided that the aggregate amount of such Guarantees shall at no time exceed $500,000.

                                       - 15 -
          658180v11






                    "Restricted Payment" means, with respect to any Person,

                    (i) the declaration or payment of any dividend or other distribution on, or the incidence of any liability to make any other payment in respect of, Capital Stock of such Person (other than one payable solely in Capital Stock of such Person),

                    (ii) any payment or distribution by such Person on
               account of the purchase, redemption, defeasance (including in-substance or legal defeasance) or other retirement of any Capital Stock of such Person, or of any warrant, option or other right to acquire such Capital Stock (whether directly or indirectly, and including, without limitation, any purchase or other acquisition of such Capital Stock, or of any warrant, option or other right to acquire such Capital Stock, by any Subsidiary of such Person),

                    (iii) any other payment or distribution by such Person in respect of its Capital Stock, whether directly or indirectly or through any Subsidiary of such Person, and

                    (iv) any payment or distribution by such Person on
               account of the principal of or prepayment charges, if any, or interest or other amounts, with respect to any Indebtedness of the Company or any of its Subsidiaries which is subordinated in right of payment to the prior payment of the Notes.

               The amount of any Restricted Payment made in the form of Property shall be deemed to be the greater of the Fair Market Value or the net book value of such Property. Notwithstanding anything to the contrary set forth in this definition, the term "Restricted Payment" shall not include (A) the declaration or payment of any dividend by, or any other payment or distribution in respect of the Capital Stock of, any Wholly-owned Subsidiary of the Company which is payable and paid solely to the Company and/or one or more other Wholly-owned Subsidiaries of the Company or (B) any payment or distribution permitted to be made by the Company pursuant to the terms and conditions of the Put Subordination Agreement.

               "SEC" means the United States Securities and Exchange Commission and any successor agency, authority, commission or Governmental Body.

               "Securities Act" means as of any date the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar federal statute.



                                       - 16 -
          658180v11





               "Senior Indebtedness" means (i) the Existing Senior Debt and
          (ii) the principal amount of any and all extensions, renewals, refundings or refinancings, in whole or in part, of the Existing Senior Debt, interest accrued thereon (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any of its Subsidiaries, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), prepayment premiums payable with respect thereto, and fees, costs, expenses, indemnities and other amounts payable with respect thereto.

               "Senior Loan Documents" has the meaning specified in the Subordination Agreement.

               "Solvent" means when used with respect to any Person, that
          (i) the fair value of the property of such Person is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured,
          (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's assets would constitute unreasonably small capital. For such limitation, pending litigation, Guarantees and pension plan taxes, if any, are valued at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

               "Specified IP Contracts" means (i) the License Agreement between University of Ulster and Nirad Limited dated December 11, 1992 and (ii) the License Agreement between Survival Technology, Inc. and Becton, Dickinson and Company dated October 31, 1996.

               "Statute" means any statute, ordinance, code, treaty, directive, law, rule or regulation of any Governmental Body.

               "Subordinated Indebtedness" has the meaning specified in the Subordination Agreement.

               "Subordination Agreement" has the meaning specified in
          Section 6.8.

               "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding Voting Stock is at the time directly or indirectly owned or controlled by such Person or by one or more of any entities directly or indirectly owned or controlled by such Person.

                                       - 17 -
          658180v11






               "Subsidiary Guarantee" means a Guarantee in the form of Exhibit B, to be executed and delivered pursuant to Section 9.5 by any Person which thereafter becomes a Subsidiary of the Company organized under the laws of the United States of America.

               "Taxes" has the meaning specified in Section 3.5(a).

               "Total Debt Leverage Ratio" means, for any period, the ratio of (a) the aggregate outstanding principal amount of all Indebtedness of the Company and its Subsidiaries as of the last day of such period to (b) EBITDA for such period.

               "Total Debt Service" means, for any period, the sum of (a) Interest Expense with respect to all Indebtedness of the Company and its Subsidiaries during such period, plus (b) principal repayments, if any, of the Loans (as such term is defined in the Credit Agreement) during such period required to be made pursuant to clause (e) of Section 3.3.1 of the Credit Agreement, plus (c) principal repayments, if any, of all other Indebtedness of the Company and its Subsidiaries required to be made during such period.

               "Total Debt Service Ratio" means, for any period, the ratio of (a) EBITDA to (b) Total Debt Service.

               "Unaudited Financial Statements" has the meaning specified in Section 4.5(b).

               "Unfunded Current Liability" of any Pension Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Pension Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Pension Plan's actuary in the most recent annual valuation of the Pension Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Treasury Regulations Sections 1.412(c)(2)- 1(c)(l).

               "U.S. Person" means a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or of any State thereof, or any estate or trust that is subject to federal income taxation regardless of the source of its income.

               "U.S. Taxes" has the meaning specified in Section 3.5(b).

               "Voting Stock" with respect to any Person shall mean Capital Stock of such Person of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board of Directors (or Persons performing similar functions) of such Person.

                                       - 18 -
          658180v11






               "Warrant" and "Warrants" have the meanings specified in
          Section 2.1(b).

               "Wholly-owned Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person all of the shares of Capital Stock (and all rights and options to purchase such shares) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more Wholly-owned Subsidiaries of such Person.

                    Section 1.2. Accounting Terms{tc "Section 1.2. Accounting Terms" \f C \l 2}. All accounting terms used in this Agreement shall be applied on a consolidated basis for the Company and its Subsidiaries, unless otherwise specifically indicated herein. Any accounting terms not specifically defined herein shall have the meanings customarily given them in accordance with GAAP.

                    Section 1.3. Rules of Construction{tc "Section 1.3. Rules of Construction" \f C \l 2}. The words "herein,"
          "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or subsection. Reference herein to any Section or subsection refers to such Section or subsection (as the case may be) hereof. Words in the singular include the plural, and words in the plural include the singular. Each covenant or agreement contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant or agreement contained herein, so that compliance with any one covenant or agreement shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant or agreement. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                    Section 2.   Sale and Purchase of Notes and
          Warrants{tc "Section 2.Sale and Purchase of Notes and Warrants" \f C \l 1}.

                    Section 2.1. Authorization of Notes and Warrants{tc "Section 2.1. Authorization of Notes and Warrants" \f C \l 2}. The Company has duly authorized the issue, sale and delivery of:

                    (a) its 12.0% Senior Subordinated Notes Due 2005 in the aggregate principal amount of $15,000,000, to be dated the date of issue thereof, (i) to bear interest (computed on the basis of a 360-day year and actual days elapsed) from such date at the rate of 12.0% per annum payable in cash quarterly in arrears on the first day of July, October, January and April in each year (commencing July 1, 1998) and at maturity, and to bear interest (so computed) payable in cash on demand at the rate of 14.0% per annum (x) on any overdue principal and Prepayment

                                       - 19 -
          658180v11





          Premium, if any, and, to the extent permitted by applicable law, on any overdue interest, until the same shall be paid and (y) during the continuance of any Event of Default, (ii) to mature on April 30, 2005, and (iii) to be substantially in the form of Exhibit A hereto attached (all such Notes originally issued pursuant to this Agreement, or delivered in substitution or exchange for any thereof, being collectively called the "Notes" and individually a "Note").

                    (b) its Warrants, initially exercisable to purchase an aggregate of 204,770 shares (subject to adjustment as therein provided) of its authorized but unissued Common Stock, at an initial exercise price of $11.988 per share (subject to adjustment as therein provided), to be exercisable during the period commencing on the Closing Date and ending on April 30, 2005, and to be substantially in the form of Exhibit E hereto attached (all such Warrants originally issued pursuant to this Agreement, or delivered in substitution or exchange for any thereof, being collectively called the "Warrants" and individually a "Warrant").

                    Section 2.2.  Issuance and Sale of Notes and
          Warrants.{tc "Section 2.2.    Issuance and Sale of Notes and
          Warrants" \f C \l 2}

                    (a) Subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, Notes in the aggregate principal amount of $15,000,000, at a purchase price of 100% of the principal amount thereof.

                    (b) Subject to the terms and conditions herein set forth, the Company hereby agrees to issue to the Purchaser, in consideration of its purchase of Notes hereunder and as additional interest on such Notes, Warrants initially exercisable to purchase an aggregate of 204,770 shares of Common Stock.


                    Section 2.3. Closing{tc "Section 2.3. Closing" \f C \l 2}. (a) The initial closing of the sale and delivery of Notes and Warrants shall take place at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038 at 10:00 a.m., New York time on May 1, 1998 or such other date as the parties shall agree (herein called the "Closing Date").

                    (b) On the Closing Date, the Company will deliver to the Purchaser:

                         (i) Notes registered in the name of the Purchaser or its nominee, duly executed and dated the Closing Date, in the aggregate principal amount of U.S. $15,000,000, in such denominations as the Purchaser shall specify, against the Purchaser's delivery to the


                                       - 20 -
          658180v11





                    Company of immediately available funds in the amount of the aggregate purchase price of such Notes, and

                         (ii) Warrants initially exercisable to purchase an
                    aggregate of 204,770 shares of Common Stock, registered in the name of the purchaser or its nominee, duly executed and dated the Closing Date, in such denominations as the Purchaser shall specify (or, in the absence of such notice, one Warrant registered in the Purchaser's name initially exercisable for such aggregate number of shares of Common Stock).

                    Section 2.4.   Fees{tc "Section 2.4.    Fees" \f C \l
          2}. (a) On the Closing Date, the Company will pay to the Purchaser a non-refundable funding fee in an amount equal to $37,500.

                    (b) On the Closing Date, the Company will pay to Nomura Securities International, Inc. a non-refundable structuring fee in an amount equal to $37,500.

                    Section 2.5. Interest Rate Limitation{tc "Section 2.5 Interest Rate Limitation" \f C \l 2}. Notwithstanding any
          provisions of this Agreement or the Notes, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or the Notes at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Purchaser shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Notes outstanding hereunder (whether or not then due and payable), without prepayment charge, premium or penalty, and not to the payment of interest, or shall be refunded to the Company if such principal and all other obligations of the Company to such Purchaser have been paid in full.

                    Section 2.6.   Allocation of Purchase Price{tc "Section
          2.6. Allocation of Purchase Price" \f C \l 2}. It is hereby agreed that, for purposes of Treasury Regulations S 1.1273-2(h),
          (i) the aggregate "issue price" of the investment unit consisting of the Notes and Warrants to be issued pursuant to this Agreement is $15,000,000, (ii) the aggregate fair market value and aggregate purchase price of the Notes is $14,070,344, and (iii) the aggregate fair market value and aggregate purchase price of the Warrants is $929,656. The Company and the Purchaser agree to use the foregoing issue price, purchase prices and fair market values for U.S. federal income tax purposes with respect to this

                                       - 21 -
          658180v11





          transaction (unless otherwise required by a final determination by the Internal Revenue Service or a court of competent jurisdiction).

                    Section 2.7.   Reduced Return{tc "Section 2.7.
               Reduced Return" \f C \l 2}.  If the Purchaser shall have
          determined that the applicability of any law, rule, regulation or guideline adopted after the date hereof pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any court or any central bank or other Governmental Body, charged with the enforcement or interpretation or administration thereof, or compliance by the Purchaser (or any lending office of the Purchaser) or the Purchaser's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Body, has or would have the effect of reducing the rate of return on the Purchaser's capital or on the capital of the Purchaser's holding company, if any, as a consequence of its purchasing any Notes or its obligations under this Agreement to a level below that which the Purchaser or the Purchaser's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration the Purchaser's policies and the policies of the Purchaser's holding company with respect to capital adequacy) by an amount deemed by the Purchaser acting reasonably to be material, then, upon demand by the Purchaser, the Company shall pay to the Purchaser from time to time such additional amount or amounts as will compensate the Purchaser or the Purchaser's holding company for any such reduction suffered. The certificate of the Purchaser with respect to such additional amount or amounts shall be conclusive absent manifest error.

                    Section 3.     Payments and Prepayments of Notes{tc
          "Section 3.    Payments and Prepayments of Notes" \f C \l 1}.

                    Section 3.1. Optional Prepayments of the Notes{tc "Section 3.1. Optional Prepayments of the Notes" \f C \l 2}.
          (a) Upon notice given as provided in Section 3.2, the Company, at its option, may prepay at any time all or from time to time any part (in an aggregate amount of $1,000,000 or any greater amount which is an even multiple of $100,000, or, if the aggregate principal balance of the Notes shall be less than $1,000,000, then in an amount equal to such aggregate principal balance) of the principal amount of the Notes, together with accrued but unpaid interest on the principal amount being prepaid to the date of such prepayment, plus payment of the applicable Prepayment Premium.



                                       - 22 -
          658180v11





                    (b) If, on or prior to the third Business Day after the date of the receipt by the Company of proceeds from a public offering of any of the Company's Capital Stock (other than issuances of Capital Stock to employees, officers and directors of the Company pursuant to stock option plans of the Company), the Company applies all or a portion of such proceeds from the offering of its Capital Stock as a prepayment pursuant to Section 3.2(a) above, then the amount of the Prepayment Premium due in respect of such prepayment (to the extent attributable to such proceeds) shall be one-half of the amount specified in the definition thereof.

               Each prepayment made pursuant to this Section 3.1 shall be allocated as provided in Section 3.3.

                    Section 3.2. Notice of Prepayment of the Notes{tc "Section 3.2. Notice of Prepayment of the Notes" \f C \l 2}. The Company shall call Notes for prepayment pursuant to Section
          3.1 by giving written notice thereof to each holder of Notes not less than 15 nor more than 60 days prior to the date fixed for such prepayment. Such notice shall specify (a) the date fixed for such prepayment, (b) the principal amount to be prepaid on such date, (c) the amount of accrued interest to be paid on such date and (d) the amount of the Prepayment Premium, if any, to be paid in connection therewith. Notice of prepayment having been so given, the aggregate principal amount of the Notes so to be prepaid as specified in such notice, together with interest accrued thereon to such date fixed for prepayment, plus the applicable Prepayment Premium, if any, shall become due and payable on the specified prepayment date.

                    Section 3.3. Allocation of Payments{tc "Section 3.3. Allocation of Payments" \f C \l 2}. In the event of any payment or prepayment of less than the entire outstanding principal balance of the Notes pursuant to Section 3.1, the Company shall allocate the principal amount so to be paid or prepaid by it and the interest and Prepayment Premium, if any, among the Notes in proportion, as nearly as may be, to the respective unpaid principal amounts thereof.

                    Section 3.4.   Payments{tc "Section 3.4.     Payments"
          \f C \l 2}. Each payment by the Company hereunder of the principal amount of the Notes, interest thereon, Prepayment Premium fees, costs, expenses, indemnities and other amounts due hereunder shall be made in Dollars by wire transfer of immediately available funds, without deduction (except as provided in Section 3.5), set-off or counterclaim, to each holder of Notes entitled to receive such payment at such office or bank account as shall be specified by such holder from time to time by written notice to the Company, not later than 1:00 p.m. (New York City time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Whenever any payment hereunder or under the Notes shall be stated

                                       - 23 -
          658180v11





          to be due on a day other than a Business Day, that payment shall be made on the next succeeding Business Day and the extension of time shall be included in the computation of interest due thereon.

                    Section 3.5.   Taxes{tc "Section 3.5.   Taxes" \f C \l
          2}. (a) All payments by the Company or other payor under this Agreement or with respect to the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed on or with respect to such payments, and all interest, penalties and other liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"), excluding
          (i) taxes on Purchaser's net income or capital or (ii) franchise taxes, in each case imposed on Purchaser by the jurisdiction under the laws of which it is organized or any subdivision thereof (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes").

                    (b) If the Company shall be required by law to deduct any Covered Taxes imposed by the United States of America or any taxing authority thereof ("U.S. Taxes") from or in respect of any sum payable hereunder to any holder which is not a U.S. Person,
          (i) except as provided in subsection (f) below, the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5), such holder receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Upon the occurrence of any event giving rise to the operation of this Section 3.5(b) with respect to any holder, such holder shall, if requested by the Company, use reasonable efforts to designate another office of such holder through which its Notes are held, with the object of preventing the consequence of the event giving rise to the operation of this
          Section 3.5(b); provided that such designation would not result in the imposition of any U.S. Taxes or other taxes, levies, imposts, deductions, charges or withholdings by any jurisdiction on such holder or with respect to any amounts payable to such holder hereunder, or other material cost or expense to such holder, or violate any Statute or Order to which such holder or the Company is then subject.

                    (c) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made under this Agreement or the Notes or from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or the Notes, other than any transfer taxes payable in connection with a change in the


                                       - 24 -
          658180v11





          registered holder of any Notes (hereinafter referred to as "Other Taxes").

                    (d) The Company will indemnify each holder of Notes for the full amount of Covered Taxes, U.S. Taxes or Other Taxes imposed by any jurisdiction and paid by such holder with respect to any amounts payable pursuant to this Section 3.5, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Covered Taxes, U.S. Taxes or Other Taxes were correctly asserted. This indemnification shall be made within 30 days from the date such holder makes written demand therefor (which demand shall identify the nature and amount of Covered Taxes, U.S. Taxes or Other Taxes for which indemnification is being sought and shall include a copy of the relevant portion of any written assessment from the relevant taxing authority demanding payment of such Covered Taxes, U.S. Taxes or Other Taxes).

                    (e) Within 30 days after the date of any payment of Covered Taxes, U.S. Taxes or Other Taxes, the Company will furnish to the holders of Notes the original or a certified copy of any receipt furnished by the relevant taxing authority evidencing payment thereof.

                    (f) The Company shall have no obligation to pay additional amounts in respect of U.S. Taxes to any holder of Notes which is not a U.S. Person pursuant to subsection (b) of this Section 3.5, or to indemnify such holder in respect of such U.S. Taxes pursuant to subsection (d) of this Section 3.5, if such U.S. Taxes are imposed solely by reason of such holder's failure to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such holder.

                    (g) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 3.5 shall survive the payment in full of principal, interest, fees and any other amounts payable hereunder (other than amounts payable pursuant to this Section 3.5).

                    Section 3.6. Surrender of Notes; Notation Thereon{tc "Section 3.6. Surrender of Notes; Notation Thereon " \f C \l 2}. The Company may, as a condition of payment of all or any part of the principal of, Prepayment Premium (if any) and interest on, any Note, require the holder of such Note to present such Note for notation of such payment and, if such Note be paid in full, require the surrender thereof.

                    Section 3.7. Purchase of Notes{tc "Section 3.7. Purchase of Notes" \f C \l 2}. The Company will not, nor will it permit any of its Subsidiaries or Affiliates to, acquire directly or indirectly by purchase or prepayment or otherwise any

                                       - 25 -
          658180v11





          of the outstanding Notes except by way of payment or prepayment in accordance with the provisions of such Notes and of this Agreement. If the Company or any of its Subsidiaries or Affiliates acquires any Notes in violation of this Section 3.4 or in any other manner, such Notes shall thereafter be canceled and shall not be reissued, no Note shall be issued in substitution therefor, and such Notes shall not be deemed to be outstanding for any purpose under this Agreement.

                    Section 4.     Representations and Warranties of the
          Company{tc "Section 4.   Representations and Warranties of the
          Company" \f C \l 1}. The Company represents and warrants to the Purchaser that:

                    Section 4.1. Corporate Existence and Power{tc "Section 4.1. Corporate Existence and Power" \f C \l 2}. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to do business in each additional jurisdiction where the failure to so qualify would have a Material Adverse Effect. The Company and each of its Subsidiaries have all requisite corporate power to own their respective Properties and to carry on their respective businesses as now being conducted and as proposed to be conducted, and in the case of the Company to execute, deliver and perform its obligations under this Agreement, the Notes, the Warrants and the Registration Rights Agreement.

                    Section 4.2. Corporate Authority{tc "Section 4.2. Corporate Authority" \f C \l 2}. The execution, delivery and performance by the Company of this Agreement, the Notes, the Warrants and the Registration Rights Agreement are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Board of Directors of the Company and no action on the part of the stockholders of the Company is required in connection therewith.

                    Section 4.3.   Binding Effect{tc "Section 4.3.
               Binding Effect" \f C \l 2}. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and are, and the Notes and Warrants when issued, executed and delivered as contemplated herein will be, the legal, valid and binding obligations of the Company, in each case enforceable against the Company in accordance with their respective terms, except, in each of the foregoing cases, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relative to or affecting the enforcement of creditors' rights generally in effect from time to time and by general principles of equity.

                    Section 4.4.   Capital Stock{tc "Section 4.4.
               Capital Stock" \f C \l 2}.  (a)  Except as set forth on
          Schedule 4.4, there are no securities outstanding that are

                                       - 26 -
          658180v11





          convertible into or exchangeable for any shares of Capital Stock of the Company, nor, except as set forth on Schedule 4.4, are there outstanding any rights to subscribe for or purchase, or any options or warrants for the purchase of, or any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any shares of Capital Stock of the Company, or any securities convertible into or exchangeable for any such shares.

                    (b) The shares of Common Stock issuable upon exercise of the Warrants have been duly and validly reserved for issuance upon such exercise and, when issued and delivered against payment therefor as provided therein, will be duly authorized, validly issued, fully paid and non-assessable and subject to no Liens in respect of the issuance thereof.

                    Section 4.5.  Business Operations and Other
          Information; Financial Condition{tc "Section 4.5. Business Operations and Other Information; Financial Condition" \f C \l 2}. (a) The Company has delivered to the Purchaser copies of (i) the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997, (ii) the Company's Annual Report to Stockholders for the fiscal year ended July 31, 1997, (iii) the Company's Quarterly Reports on Form 10-Q, as amended, for the fiscal quarters ended October 31, 1997 and January 31, 1998, and
          (iv) the Company's definitive Proxy Statement distributed to its stockholders in connection with its 1997 annual meeting of stockholders, each as filed with the SEC (collectively, the "Company Reports"). The Company Reports do not contain any misstatement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Reports, taken together, contain a true and correct description of the businesses, operations and principal Properties of the Company and its Subsidiaries as of the respective dates thereof.

                    (b) Set forth in the Company Reports are (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of July 31, 1997 and June 30, 1996, and the audited consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the fiscal years ended July 31, 1997, June 30, 1996 and June 30, 1995, together with the notes thereto and the reports thereon of Ernst & Young LLP, Price Waterhouse LLP and Arthur Andersen LLP (the "Audited Financial Statements") and (ii) the unaudited consolidated balance sheets of the Company and its Subsidiaries as of October 31, 1997 and January 31, 1998, and the related unaudited consolidated statements of operations and cash flows for each of the three-month and six-month periods then ended, together with the notes thereto (the financial statements referred to in clause (ii) are herein collectively called the "Unaudited Financial Statements"; the Audited Financial Statements and the Unaudited Financial Statements are sometimes

                                       - 27 -
          658180v11





          hereinafter collectively referred to as the "Financial Statements"). The Audited Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved, and present fairly, in all material respects, the consolidated financial position and related consolidated results of operations, stockholders' equity and cash flows of the Company and its Subsidiaries as at each of the dates and for each of the periods covered thereby, subject, in the case of the Unaudited Financial Statements, to non-material year-end audit adjustments, absence of certain of the notes required by GAAP and absence of statements of stockholders' equity.

                    (c) As of the date of each of the balance sheets included in the Audited Financial Statements and the Unaudited Financial Statements, neither the Company nor any of its Subsidiaries had any material Indebtedness or material liability, absolute or contingent, liquidated or unliquidated, except Indebtedness and liabilities reflected or reserved against on such respective balance sheets or described in the notes thereto. Since July 31, 1997, no Material Adverse Effect has occurred.

                    Section 4.6.   Subsidiaries{tc "Section 4.6.
               Subsidiaries" \f C \l 2}. Set forth in Schedule 4.6 attached hereto is a true and complete list of all Subsidiaries of the Company, setting forth as to each such Subsidiary its jurisdiction of incorporation and the percentage of each class of Capital Stock of such Subsidiary owned by the Company or a Subsidiary of the Company. Except as set forth in Schedule 4.6, the Company does not own any shares of Capital Stock of, and has no direct or indirect equity interest in, any Person other than the Subsidiaries listed in Schedule 4.6. Except as set forth in
          Schedule 4.6, the Company has good title to all of the shares of Capital Stock it owns of each of its Subsidiaries, free and clear in each case of any Lien. All such shares of Capital Stock of each Subsidiary have been duly and validly issued, and are fully paid and non-assessable and owned of record and beneficially by the Company and/or one or more of its Subsidiaries. There are no securities outstanding that are convertible into or exchangeable for any shares of Capital Stock of the Company's Subsidiaries, nor are there outstanding any rights to subscribe for or purchase, or any options or warrants for the purchase of, or any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any shares of Capital Stock of the Company's Subsidiaries or any securities convertible into or exchangeable for any such shares.

                    Section 4.7.   Litigation; No Violation of Governmental
          Orders or Laws{tc "Section 4.7.    Litigation; No Violation of
          Governmental Orders or Laws" \f C \l 2}. (a) Except as set forth on Schedule 4.7, there are no judicial, administrative, arbitral or other actions, suits or proceedings pending or, to the knowledge of the Company after due inquiry, threatened against or affecting the Company or any of its Subsidiaries, or

                                       - 28 -
          658180v11





          any Properties or rights of any of them which, if adversely determined, individually or in the aggregate, would have a Material Adverse Effect.

                    (b) There are no judicial, administrative, arbitral or other actions, suits or proceedings pending or, to the knowledge of the Company after due inquiry, threatened against or affecting the Company or any of its Subsidiaries which seek to enjoin, or otherwise prevent the consummation of, the transactions contemplated herein or to recover any damages or obtain any relief as a result of any of the transactions contemplated herein in any court or before any arbitrator of any kind or before or by any Governmental Body.

                    (c) Neither the Company nor any of its Subsidiaries is subject to any Order of any Court, arbitrator or Governmental Body which individually or in the aggregate, would have a Material Adverse Effect.

                    (d) Neither of the Company nor any of its Subsidiaries is, or will be after giving effect to the consummation of the transactions contemplated hereby, in default under or in violation of any federal, state, local and foreign Statute or Order, which default or violation, individually or in the aggregate together with all other such defaults and violations, has had or is reasonably likely to have a Material Adverse Effect.

                    Section 4.8. No Conflicts with Agreements, Statutes, Orders, Etc{tc "Section 4.8. No Conflicts with Agreements, Statutes, Orders, Etc" \f C \l 2}. Neither the execution and delivery by the Company of this Agreement, the Notes, the Warrants and the Registration Rights Agreement, nor the offering, issuance or sale of the Notes or the Warrants, nor the fulfillment of or compliance with the terms and provisions hereof or thereof, will conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation of, any Lien (other than Permitted Liens) on any Properties or assets of the Company or its Subsidiaries pursuant to, the charter or by-laws of the Company or its Subsidiaries, or any contract, agreement, mortgage, indenture, lease or instrument to which any of them is a party or by which any of them is bound or to which or any of their respective assets are subject, or any Order or Statute to which any of them or any of their respective assets are subject.

                    Section 4.9. Consents, Etc.{tc "Section 4.9. Consent, Etc." \f C \l 2} Except as set forth in Schedule
          4.9, no consent, approval or authorization of or declaration, registration or filing with any Governmental Body or any nongovernmental Person, including, without limitation, any creditor or stockholder of the Company or any of its Subsidiaries, is required in connection with the execution or

                                       - 29 -
          658180v11





          delivery by the Company of this Agreement, the Notes, the Warrants or the Registration Rights Agreement, or the performance by the Company of its obligations hereunder or thereunder, or as a condition to the legality, validity or enforceability of this Agreement, the Notes, the Warrants or the Registration Rights Agreement, except for such consents, approvals, authorizations, declarations, registrations or filings as are listed in Schedule 4.9, all of which have been obtained or will be obtained on or prior to the Closing Date and are or will then be in full force and effect.

                    Section 4.10.  Outstanding Indebtedness;
          Investments{tc "Section 4.10. Outstanding Indebtedness;
          Investments" \f C \l 2}.

                    (a) Schedule 4.10A sets forth a correct and complete list and brief description of all Indebtedness for borrowed money of the Company and all Liens securing such Indebtedness (excluding any Indebtedness evidenced by the Notes), indicating which such Indebtedness will be discharged and paid in full on the Closing Date (the "Non-Continuing Indebtedness") and which such Indebtedness will be continuing after giving effect to the transactions contemplated herein (the "Continuing Indebtedness"). There exists no breach or default under the terms and provisions of any instrument, agreement or contract pertaining to any such Indebtedness and no event or condition which, with due notice or lapse of time or both, would constitute such a breach or default.

                    (b) Schedule 4.10B sets forth a correct and complete list and brief description of all Investments of the Company and its Subsidiaries.

                    Section 4.11. Assets and Properties{tc "Section 4.11. Assets and Properties" \f C \l 2}. (a) Schedule 4.11 sets forth a true and complete list of all fee interests in real Property and leases of real Property of the Company or its Subsidiaries.

                    (b) Each of the Company and its Subsidiaries has good and marketable title to all of its respective Properties (other than Properties leased from others), subject to no Lien of any kind except Permitted Liens.

                    (c) The Properties owned by, leased to or used by the Company and its Subsidiaries, taken as a whole, are in good operating condition and repair, ordinary wear and tear excepted, are free and clear of any known defects except such defects as do not materially interfere with the continued use thereof in the conduct of normal operations of the Company and its Subsidiaries and are able to serve the function for which they are currently being used in all material respects, in each case except as disclosed in Schedule 4.11.



                                       - 30 -
          658180v11





                    (d) The Company has furnished or made available to the Purchaser or its representatives true and complete copies of all leases of real Property leased by the Company or any of its Subsidiaries from others, together with all amendments, modifications and supplements thereto to the date hereof. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all leases, whether of realty or personalty, to which it respectively is a party, and all such leases are valid and subsisting and in full force and effect. None of the Company or any of its Subsidiaries is in breach or violation of the terms of any such lease, and the Company does not know of any breach or violation of any of such leases by any third party, except, in each case, for such breaches and institutions thereof as in the aggregate do not and will not have a Material Adverse Effect.

                    Section 4.12. Taxes{tc "Section 4.12. Taxes" \f C \l 2}. Each of the Company and its Subsidiaries has filed, or on behalf of each of them there have been filed, all federal, state, local and foreign tax returns, informational returns and excise tax returns which are required to have been filed by or on behalf of such Persons, and there have been paid all taxes shown to be due and payable on such returns and all other material taxes and assessments payable by any of them, unless any tax liability is being diligently contested in good faith and the Company or any of its Subsidiaries, as the case may be, has adequately reserved against such tax liability on its books and financial statements in accordance with GAAP. No tax liens have been filed and no claims are being asserted with respect to any such taxes as of the date hereof. No tax assessment against the Company or any of its Subsidiaries has been proposed and all of their respective tax liabilities are adequately provided for on their respective books and financial statements in accordance with GAAP. The federal income tax returns of the Company and its Subsidiaries have been audited by the Internal Revenue Service, and such audits have been completed, or the statute of limitations has run, for all tax years of the Company through and including the year ended July 31, 1992, and all deficiencies, assessments, interest and penalties proposed as a result of any such audit have been paid in full. No issue has been raised in any such examination that, by application of similar principles, may reasonably be expected to result in the assertion of a material deficiency for any other taxable year not so examined.

                    Section 4.13.  Disclosure{tc "Section 4.13.
               Disclosure" \f C \l 2}. This Agreement and the documents, certificates or other writings delivered to the Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby, taken as a whole, do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein

                                       - 31 -
          658180v11





          or in the other documents, certificates or other writings delivered to the Purchaser by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

                    Section 4.14. Offering of Securities{tc "Section 4.14. Offering of Securities" \f C \l 2}. None of the Company,
          any of its Subsidiaries or their respective representatives has, directly or indirectly, offered any of the Notes or the Warrants or any security similar to any of them for sale to, or solicited any offers to buy any of the Notes or the Warrants or any security similar to any of them from, or otherwise approached or negotiated with respect thereto with, more than 60 Persons excluding the Purchaser, and none of the Company, any of its Subsidiaries or their respective representatives has taken or will take any action which would subject the issuance or sale of any of the Notes or Warrants to the provisions of Section 5 of the Securities Act or violate the provisions of any securities or Blue Sky laws of any applicable jurisdiction.

                    Section 4.15. Broker's or Finder's Commissions{tc "Section 4.15. Broker's or Finder's Commissions" \f C \l 2}. Except for the structuring fee of Nomura Securities International, Inc. and fees of ING Baring (U.S.) Securities, Inc., no broker's or finder's fee or commission will be payable by the Company with respect to the issuance and sale of the Notes or the Warrants. The Company agrees to indemnify the Purchaser and hold it harmless against any loss, cost, claim or liability (including, without limitation, reasonable attorneys' fees and disbursements for the investigation and defense of claims) asserted against Purchaser arising out of or relating to any such actual or alleged fee or commission.

                    Section 4.16.  Labor Matters{tc "Section 4.16.    Labor
          Matters" \f C \l 2}. Except as set forth in Schedule 4.16, during the three years preceding the Closing Date, there has been no strike, work stoppage, slowdown or other labor dispute or grievance involving the Company or any of its Subsidiaries, or employees of any such Person, nor is any such action, dispute or grievance pending or, to the knowledge of the Company, after due inquiry, threatened against the Company or any of its Subsidiaries that could have a Material Adverse Effect. Except as set forth in Schedule 4.16, none of the Company or any of its Subsidiaries is a party to any collective bargaining agreement and none of them has any knowledge after due inquiry of any pending or threatened effort to organize any of its employees. Except as set forth in Schedule 4.16, there are no pending retaliatory or wrongful discharge claims or employment discrimination charges or complaints or administrative or judicial complaints arising therefrom pending against the Company or any of its Subsidiaries or against any of their respective employees before any Governmental Body, which have had or could reasonably be expected to have a Material Adverse Effect, nor to the knowledge of the Company after due inquiry are any such

                                       - 32 -
          658180v11





          charges or complaints threatened against the Company or any of its Subsidiaries. The Company and its Subsidiaries are in compliance with all applicable Statutes and Orders relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, bonuses, collective bargaining agreements, equal pay, occupational safety and health, equal employment opportunity and wrongful or retaliatory termination of employment, except for such noncompliance as in the aggregate would not result in a Material Adverse Effect.

                    Section 4.17. Environmental Matters{tc "Section 4.17. Environmental Matters" \f C \l 2}. Except as set forth in
          Schedule 4.17:

                    (a) there is no pending or, to the knowledge of the Company, threatened Environmental Matter relating to the Company or any of its Subsidiaries, any of their respective Properties or the use thereof, and the Company is aware of no facts that could result in any such Environmental Matter. Neither the Company nor any of its Subsidiaries has agreed to assume by contract or otherwise any liability of any other Person for cleanup, compliance, or required Consolidated Capital Expenditures in connection with any Environmental Matter arising prior to the date hereof;

                    (b) To the knowledge of the Company, the Properties used, owned, leased, operated, managed or controlled at any time by the Company or any of its Subsidiaries are and were free of air, soil, groundwater, or surface water contamination resulting from the spill, discharge, or release of Hazardous Materials by the Company or any of its Subsidiaries (other than any such spill, release, or discharge that is permitted under any Environmental Law or that would not require investigation, reporting, or remediation under any Environmental Law). To the knowledge of the Company, the Properties used, owned, leased, operated, managed, or controlled at any time by the Company or any of its Subsidiaries are and were free of any other harmful chemical or physical conditions;

                    (c) the Company and its Subsidiaries are currently in compliance with all applicable Environmental Laws, except for such non-compliance as in the aggregate would not have a Material Adverse Effect, are not currently in receipt of any notice of violation of any Environmental Law or of any potential liability for cleanup of Hazardous Materials, have cured any past violations or alleged violations of Environmental Laws asserted against the Company or any of the Subsidiaries to the satisfaction of all Governmental Bodies having jurisdiction thereof and are not now subject to any investigation by a Governmental Body concerning Hazardous Materials or any Environmental Laws. The Company and its Subsidiaries hold and are in compliance with all governmental permits, licenses, and authorizations necessary under Environmental Laws to operate their businesses including those that relate to siting, air

                                       - 33 -
          658180v11





          emissions, discharges to surface or ground water, discharges to any sewer or septic system, noise emissions, solid waste disposal or the generation, use, transportation or other management of Hazardous Materials, except for such permits, licenses and authorizations, the absence of which or non-compliance with which in the aggregate would not have a Material Adverse Effect. To the Company's knowledge, the Company and its Subsidiaries have not at any time generated, manufactured, refined, recycled, discharged, emitted, released, buried, processed, produced, reclaimed, stored, treated, transported, or disposed of any Hazardous Materials except in compliance with all applicable Statutes and Orders, including permit requirements;

                    (d) no Properties of the Company or its Subsidiaries are subject to any Lien or claim that might lead to a Lien in favor of any Person as a result of any Environmental Matter or response thereto;

                    (e) neither the Company nor any of its Subsidiaries has any material liabilities, absolute or contingent, on the date hereof with respect to Hazardous Materials, except for such liabilities as are not in the aggregate reasonably likely to have a Material Adverse Effect; and

                    Section 4.18. Margin Regulations; Use of Proceeds{tc "Section 4.18. Margin Regulations; Use of Proceeds" \f C \l 2}. None of the Company or any of its Subsidiaries owns or intends to acquire any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States (12 CFR S 221). No part of the proceeds from the sale of the Notes will be used, and no part of the proceeds of any loans repaid with the proceeds from the sale of the Notes was used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States (12 CFR S 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company or of its Subsidiaries in a violation of Regulation X of said Board (12 CFR S 224) or to involve any broker or dealer in a violation of Regulation of said Board (12 CFR S 220). Neither the Company nor any of its Subsidiaries, or any agent acting on behalf of the Company or its Subsidiaries, has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U, Regulation X, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect. As used in this Section, the term "purpose of buying or carrying" has the meaning assigned thereto in the aforesaid Regulation U.

                    Section 4.19. Compliance with ERISA{tc "Section 4.19. Compliance with ERISA" \f C \l 2}. The Company has furnished or made available to the Purchaser copies of each material bonus, deferred compensation, incentive compensation,

                                       - 34 -
          658180v11





          stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, or retirement plan, program, agreement or arrangement or other Plan maintained as of the Closing Date by the Company or any of its Subsidiaries or ERISA Affiliates with respect to employees of the Company or any of its Subsidiaries or ERISA Affiliates, and each material employment, consulting, severance or similar agreement between the Company or any of its Subsidiaries and their respective officers and managerial employees. Except as set forth on Schedule 4.19:

                    (a) no Pension Plan which is subject to Part 3 of Subtitle B of Title 1 of ERISA or Section 412 of the Code had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Pension Plan heretofore ended;

                    (b) no liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred and is outstanding with respect to any Pension Plan, and there has not been any Reportable Event, or any other event or condition, which presents a material risk of involuntary termination of any Pension Plan by the PBGC;

                    (c) neither any Plan nor any trust created thereunder, nor, to the Company's knowledge, any trustee or administrator thereof, has engaged in a prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to subject the Company or any of its Subsidiaries or ERISA Affiliates to any tax or penalty imposed under Section 4975 of the Code or Section 502(i) of ERISA which would have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries or ERISA Affiliates has received a notice that a Multiemployer Plan or trust created thereunder, or any trustee or administrator thereof, has engaged in any such prohibited transaction under circumstances which would have a Material Adverse Effect;

                    (d) no liability under Title IV of ERISA which would have a Material Adverse Effect has been incurred and is outstanding with respect to any Multiemployer Plan as a result of the complete or partial withdrawal by the Company or any of its Subsidiaries or ERISA Affiliates from such Multiemployer Plan, nor has the Company or any of its Subsidiaries or ERISA Affiliates been notified by any Multiemployer Plan that such Multiemployer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA;

                    (e) the Company and its Subsidiaries and ERISA Affiliates are in compliance in all respects with all applicable provisions of ERISA and the Code and the regulations and

                                       - 35 -
          658180v11





          published interpretations thereunder with respect to all Plans and Multiemployer Plans, except where non-compliance would not have a Material Adverse Effect;

                    (f) no Pension Plan has an Unfunded Current Liability in excess of $750,000 and presents a material risk of termination by the PBGC or by the Company or any of its Subsidiaries or ERISA Affiliates;

                    (g) as of the Closing Date, neither the Company nor any of its Subsidiaries or ERISA Affiliates has received a notice within the past two years to the effect that a Multiemployer Plan has any unfunded vested benefits within the meaning of Section 4213(c) of ERISA;

                    (h) no event has occurred with respect to any Plan subject to Title IV of ERISA or with respect to any other employee benefit pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA established or maintained at any time during the five-year period immediately preceding the Closing Date for the benefit of employees of the Company or any of its Subsidiaries or ERISA Affiliates which presents a risk of material liability of the Company or any of its Subsidiaries or ERISA Affiliates under Section 4069 of ERISA;

                    (i) any Plan which provides for continued medical, health, life or other welfare benefits for employees after they leave the employment of the Company or any of its Subsidiaries or ERISA Affiliates (other than any such welfare benefits required to be provided under the Consolidated Omnibus Budget Reconciliation Act or other similar law) may be terminated at any time without the incurrence of any liability which would have a Material Adverse Effect; and

                    (j) neither the Company nor any of its Subsidiaries or ERISA Affiliates is a party in interest (as defined in Section 3(14) of ERISA) with respect to any employee benefit plan (as defined in Section 3(3) of ERISA), other than the Plans and any Multiemployer Plans or any other employee benefit plan that would not cause the purchase or holding of the Notes and Warrants by the Purchaser or any other holder thereof to be a prohibited transaction under Section 406(a) of ERISA and Section 4975(c) of the Code.

                    Section 4.20. Material Contracts{tc "Section 4.20. Material Contracts" \f C \l 2}. (a) Schedule 4.20A
          contains a list of all Material Contracts to which the Company and its Subsidiaries are a party. True and complete copies of each of the Material Contracts to which the Company and its Subsidiaries are a party, with all amendments, modifications and supplements thereto to the date hereof, have previously been furnished or made available to Purchaser or its representatives by the Company. Each of such Material Contracts is valid, subsisting and in full force and effect. Neither the Company nor

                                       - 36 -
          658180v11





          any of its Subsidiaries is in breach or violation of any of the terms, conditions or provisions of any of the Material Contracts and, to the best knowledge of the Company, no other party to any of the Material Contracts is in breach or violation of any of the terms, conditions or provisions thereof, except for such breaches and violations as in the aggregate do not and would not result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has transferred or subordinated any of its rights or interests in any of the Material Contracts, and such rights and interests are subject to no Liens except Permitted Liens.
          Neither the Company nor any of its Subsidiaries is a party to any Material Contract or is subject to any restriction contained in its charter or by-laws which individually or in the aggregate has had or is reasonably likely to have a Material Adverse Effect.

                    (b) Except as set forth in Schedule 4.20B, neither the Company nor any of its Subsidiaries has during the past 10 years been debarred or suspended from contracting (as a first tier contractor or any level of subcontractor) for or bidding on any Government Contract. Neither the Company nor any of its Subsidiaries is currently debarred or suspended from (or has received written notice that it is under investigation with respect to a possible debarment or suspension from) bidding on or entering into any Government Contract. Except as set forth in
          Schedule 4.20b, neither the Company nor any of its Subsidiaries has received written notice (i) that any Government Contract may be or will be terminated for the convenience of a Governmental Body or by reason of a default or alleged default by the Company or any of its Subsidiaries, (ii) that a Government Contract or governmental program involving the Company or any of its Subsidiaries will be eliminated or substantially reduced or suspended or (iii) requiring or resulting in loss of use or substantial impairment or interference of use by the Company or any of its Subsidiaries of any facilities owned by a Governmental Body.

                    (c) Final audits of all of the Government Contracts of the Company and its Subsidiaries with the United States of America and its departments, commissions, agencies and instrumentalities have been completed by the Defense Contract Audit Agency for all fiscal years of the Company through and including its fiscal year ended July 31, 1993. No issue has been raised in any such audit or in any pending audit covering subsequent years that could reasonably be expected to result in the suspension or debarment of the Company or any of its Subsidiaries from bidding on or entering into any Government Contract.

                    (d) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company or any of its Subsidiaries under, or any other material term of, any Material Contract with any Person and, to the knowledge of the Company, no such Person has made written demand for such renegotiation.

                                       - 37 -
          658180v11






                    Section 4.21.  Insurance{tc "Section 4.21.   Insurance"
          \f C \l 2}. Schedule 4.21 sets forth a true and complete list and brief descriptions of all policies of workers compensation, general liability, fire, property, casualty, marine, business interruption, errors and omissions, flood, earthquake and other insurance carried by the Company as of the Closing Date, true and complete copies of which policies have previously been delivered to the Purchaser. Such policies are in full force and effect, and neither the Company nor any of its Subsidiaries has received notice of cancellation with respect to any such policy. All premiums payable with respect to such policies have been or will then have been paid in respect of the coverage periods specified in Schedule 4.21 and all premiums payable with respect to such policies on or before the Closing Date will have been paid as and when due on or before the Closing Date.

                    Section 4.22.  Possession of Franchises, Licenses,
          Etc{tc "Section 4.22.    Possession of Franchises, Licenses, Etc"
          \f C \l 2}. Each of the Company and its Subsidiaries possesses all franchises, certificates, licenses (including FDA licenses), permits, registrations, security clearances and other authorizations from Governmental Bodies that are necessary for the ownership, maintenance and operation of its Properties and assets, and for the conduct of their respective businesses as now conducted, and none of the Company or any of its Subsidiaries is in violation of any thereof, except, in each case, for such matters as in the aggregate do not and will not result in a Material Adverse Effect.

                    Section 4.23. Intellectual Property{tc "Section 4.23. Intellectual Property" \f C \l 2}. (a) Set forth in
          Schedule 4.23 is an accurate and complete list of all patents, trademarks, trade names, service marks and copyrights owned by the Company and its Subsidiaries and all applications therefor, and all license agreements with respect to Intellectual Property used in the business of the Company, specifying with respect to each such item the owner thereof, the registration or application number thereof, the jurisdiction by or in which such item has been issued or registered or in which an application therefor has been filed, if any, the date of such issuance, registration or application, and the expiration date thereof.

                    (b) The Company and its Subsidiaries own and have good title to, or possess the right to use pursuant to binding and enforceable agreements, all items of Intellectual Property, free from Liens, except Permitted Liens, which are necessary for the present and planned future conduct of their respective businesses. Except as set forth in Schedule 4.23, (i) to the best knowledge of the Company, none of the present or contemplated products or operations of the Company or any of its Subsidiaries, infringes or otherwise violates, or will then infringe or otherwise violate, any Intellectual Property owned by any other Person, and (ii) there is no pending or, to the best

                                       - 38 -
          658180v11





          knowledge of the Company, threatened claim, demand, litigation, investigation, arbitration or other proceeding against or affecting the Company or any of its Subsidiaries contesting the right of any of them to manufacture, distribute or sell any such product or to engage in any such operation, or to use any of such Intellectual Property.

                    (c) Set forth in Schedule 4.23 is an accurate and complete list and summary description, including any royalties paid or received by the Company and its Subsidiaries, of all Contracts relating to any Intellectual Property to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound (the "IP Contracts"), except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $1,000 under which the Company or any Subsidiary is a licensee. There are no outstanding and, to the Company's knowledge, no threatened disputes or disagreements with respect to any such agreement.

                    Section 4.24.  Customers and Suppliers{tc "Section
          4.24. Customers and Suppliers" \f C \l 2}. Schedule 4.24 sets forth the principal suppliers and the principal customers of the Company and its Subsidiaries (being the 10 largest suppliers and the 10 largest customers of the Company and its Subsidiaries and any predecessor corporations for the period from August 1, 1997 to March 31, 1998) and since March 31, 1998 there has been no termination or cancellation of, and no modification or change in, the Company's and its Subsidiaries' business relationships with any principal supplier, principal customer or group of principal customers or suppliers. Except as described in
          Schedule 4.24, the Company has no reason to believe that the benefits of any relationship with any of the principal customers or suppliers of the Company or any of its Subsidiaries will not continue after the Closing Date in substantially the same manner as prior to the date of this Agreement.

                    Section 4.25.  Status under Certain Laws{tc "Section
          4.25. Status under Certain Laws" \f C \l 2}. Neither the Company nor any of its Subsidiaries is an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. Neither the Company nor any of its Subsidiaries is subject to regulation as a "common carrier" or "contract carrier" or any similar classification by the Interstate Commerce Commission or under the laws of any state, or is subject to regulation under any other Statute which limits its ability to incur indebtedness.



                                       - 39 -
          658180v11





                    Section 4.26. Certain Transactions{tc "Section 4.26. Certain Transactions" \f C \l 2}. Except as set forth on
          Schedule 4.26 hereto, neither the Company nor any of its Subsidiaries is indebted, directly or indirectly, to any of their respective officers, directors or stockholders or to any of the respective spouses or children of any of such Persons, except with respect to salaries and related employee compensation and expense reimbursement, and except as set forth on Schedule 4.26, none of such officers, directors or stockholders, or any member of their immediate families, is indebted to the Company or any of its Subsidiaries in any amount whatsoever. Except as set forth on Schedule 4.26 hereto, no officer, director or shareholder of the Company or any of its Subsidiaries, or any member of their immediate families, is, directly or indirectly, interested in any Material Contract with the Company or nor any of its Subsidiaries.

                    Section 4.27.  Solvency{tc "Section 4.27.    Solvency"
          \f C \l 2}. The Company and its Subsidiaries are Solvent on the Closing Date both before and after giving effect to the application of the net proceeds of the issuance and sale of the Notes and the Warrants to be issued on the Closing Date.

                    Section 4.28. Use of Proceeds{tc "Section 4.28. Use of Proceeds" \f C \l 2}. The proceeds from the sale and issuance of the Notes will be used to repay existing Indebtedness of the Company and its Subsidiaries.

                    Section 4.29. Ranking of Notes{tc "Section 4.29. Ranking of Notes" \f C \l 2}. The Indebtedness represented by the Notes is intended to constitute senior subordinated Indebtedness, and accordingly is, and shall be at all times while the Notes remain outstanding, senior in right of payment to, or pari passu with, all other Indebtedness (except for Designated Senior Indebtedness) of the Company and its Subsidiaries; provided, however, if any of such other Indebtedness is subordinate to Designated Senior Indebtedness such subordination shall be on terms substantially similar to the terms of the Subordination Agreement attached hereto as Exhibit C.

                    Section 5.  Representations of the Purchaser{tc
          "Section 5.    Representations of the Purchaser" \f C \l 1}.  The
          Purchaser represents to the Company that (a) it is an "accredited investor," within the meaning of Rule 501 promulgated by the SEC under the Securities Act, and (b) it is acquiring the Notes and the Warrants to be purchased by it hereunder for its own account, for investment, and not with a view to or for sale in connection with any distribution thereof in violation of the registration provisions of the Securities Act or the rules and regulations promulgated thereunder, and (c) its purchase of the Notes and the Warrants will not constitute a "prohibited transaction" under
          Section 406 of ERISA and Section 4975 of the Code. The Purchaser acknowledges that the Notes and the Warrants have not been registered under the Securities Act and may not be sold except

                                       - 40 -
          658180v11





          pursuant to an effective registration statement thereunder or an exemption from registration under the Securities Act and applicable state securities laws.

                    Section 6.  Closing Conditions{tc "Section 6.
               Closing Conditions" \f C \l 1}. The Purchaser's obligation to purchase and pay for the Notes to be purchased by it hereunder on the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of the following conditions:

                    Section 6.1. Proceedings Satisfactory{tc "Section 6.1. Proceedings Satisfactory" \f C \l 2}. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated to occur on the Closing Date and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and its special counsel, and the Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request, including, without limitation:

                         (i) certificates dated as of a recent date prior to the Closing Date as to the corporate status of each of the Company and each of its Subsidiaries in each jurisdiction where each of the Company and each of its Subsidiaries is organized or is authorized to do business as a foreign corporation;

                         (ii) certified copies of the certificate or articles of incorporation (or other comparable constituting document) of each of the Company and each of its Subsidiaries with all amendments thereto to the Closing Date;

                         (iii) certified copies of the by-laws (or other comparable constituting document) of each of the Company and each of its Subsidiaries with all amendments thereto to the Closing Date;

                         (iv) certified copies of resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Notes, the Warrants and the Registration Rights Agreement; and

                         (v) certificates as to the incumbency and signatures of each of the officers of the Company who shall execute this Agreement or any Note, Warrant or Registration Rights Agreement on behalf the Company.

                    Section 6.2. Opinion of Purchaser's Special Counsel{tc "Section 6.2. Opinion of Purchaser's Special Counsel" \f C \l 2}. The Purchaser shall have received from Stroock & Stroock & Lavan LLP, who are acting as special counsel for the Purchaser in

                                       - 41 -
          658180v11





          connection with this transaction, a favorable legal opinion dated the Closing Date and addressed to the Purchaser, covering such matters as the Purchaser may reasonably request.

                    Section 6.3. Opinions of Counsel to the Company{tc "Section 6.3. Opinions of Counsel to the Company" \f C \l 2}. The Purchaser shall have received from Arnold & Porter, counsel to the Company in connection with the transactions contemplated by this Agreement, favorable legal opinions (which may include opinions of local counsel), dated the Closing Date and addressed to the Purchaser covering the matters specified in Exhibit F.

                    Section 6.4.   Representations and Warranties True,
          Etc.; Certificates{tc "Section 6.4.     Representations and
          Warranties True, Etc.; Certificates" \f C \l 2}. The representations and warranties of the Company contained in
          Section 4 and elsewhere in this Agreement shall be true on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date. The Company shall have performed all agreements on its part required to be performed under this Agreement on or prior to the Closing Date, and there shall exist no Default or Event of Default on the Closing Date. The Company shall have delivered to the Purchaser an Officer's Certificate, dated the Closing Date, to the effect of the matters stated in the foregoing sentences of this Section 6.4 and in Sections 6.5, 6.6,
          6.7 and 6.9.

                    Section 6.5.  Absence of Material Adverse Change,
          Etc{tc "Section 6.5.     Absence of Material Adverse Change, Etc"
          \f C \l 2}. Since July 31, 1997, no Material Adverse Effect shall have occurred.

                    Section 6.6. Consents and Approvals{tc "Section 6.6. Consents and Approvals" \f C \l 2}. All necessary consents, waivers, approvals and authorizations of, and declarations, registrations and filings with, Governmental Bodies and nongovernmental Persons required in order to issue and sell the Notes and the Warrants as contemplated hereby and to consummate the other transactions contemplated hereby shall have been obtained or made and shall be in full force and effect, including, without limitation, all required consents and waivers of the holders of Senior Indebtedness and of any agent or representative thereof.

                    Section 6.7. Absence of Litigation, Orders, Etc{tc "Section 6.7. Absence of Litigation, Orders, Etc" \f C \l 2}. There shall not be pending or, to the knowledge of the Company after due inquiry, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting either of the Company or its Subsidiaries or their respective Property and assets (and, as to any action, suit, proceeding, governmental investigation or arbitration so disclosed, there shall not have occurred since the date of this Agreement any

                                       - 42 -
          658180v11





          development) which seeks to enjoin or restrain any of the transactions contemplated herein or which has had or is reasonably likely to have a Material Adverse Effect. No Order of any court, arbitrator or Governmental Body shall be in effect which purports to enjoin or restrain any of the transactions contemplated herein or which has had or will have a Material Adverse Effect.

                    Section 6.8. Subordination Agreement{tc "Section 6.8. Subordination Agreement" \f C \l 2}. The Company, each
          Subsidiary of the Company and ING, as lender and agent under the Credit Agreement, shall have executed and delivered a Subordination Agreement in the form of Exhibit C hereto (as from time to time amended, modified or supplemented in accordance with its terms, the "Subordination Agreement").

                    Section 6.9.   Total Indebtedness under Credit
          Agreement{tc "Section 6.9.    Total Indebtedness under Credit
          Agreement" \f C \l 2}. The aggregate Indebtedness of the Company under the Credit Agreement on the Closing Date (after giving effect to the transactions contemplated hereby) shall not exceed $23,000,000 and the excess availability under the Credit Agreement on the Closing Date (after giving effect to the transactions contemplated hereby) shall be at least $1,000,000.

                    Section 6.10. Fees.{tc "Section 6.10. Fees." \f C \l 2} The fees required to be paid on the Closing Date pursuant to
          Section 2.4 shall be paid concurrently with the issuance and sale of Notes to be sold on the Closing Date. The fees and expenses incurred by Stroock & Stroock & Lavan LLP and any local or special counsel to the Purchaser in connection with the preparation of this Agreement, the Notes, the Warrants and the Registration Rights Agreement and the transactions contemplated hereby shall be paid by the Company on the Closing Date.

                    Section 6.11. Wire Instructions.{tc "Section 6.11. Wire Instructions." \f C \l 2} The Purchaser shall have received not less than two Business Days prior to the Closing Date wire instructions prepared by the Company as to all wire transfers or other payments to be effected on the Closing Date in connection with the transactions to be consummated on the Closing Date pursuant to this Agreement or the other Transaction Documents, which wire instructions shall identify the payor and payee of each such wire transfer or payment, shall describe the manner of transfer or payment, shall direct that all funds be transferred to a bank chartered under the laws of the United States of America or any state thereof located within the United States of America, and shall otherwise be satisfactory in form and substance to the Purchaser.

                    Section 6.12.  Put Subordination Agreement{tc "Section
          6.12. Put Subordination Agreement" \f C \l 2}. The Company, ING and the Purchaser shall have executed and delivered the Put Subordination Agreement.

                                       - 43 -
          658180v11






                    Section 7.  Financial Statements and Information{tc
          "Section 7.    Financial Statements and Information" \f C \l 1}.
          The Company will furnish to the Purchaser and any other holder of Notes, so long as any Notes shall be outstanding:

                    (a) Monthly Financial Statements. As soon as available and in any event within 45 days after the end of each month, copies of the consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month and the related consolidated and consolidating statements of operations and cash flows for such month and for the portion of the fiscal year ended with the last day of such month, and stating in comparative form the corresponding figures from the consolidated budget of the Company and its Subsidiaries for such period and for the portion of the previous fiscal year ended with the last day of such period, all Certified by the Chief Financial Officer of the Company;

                    (b) Quarterly Financial Statements; Compliance Certificates. As soon as available and in any event within 45 days after the end of each quarterly accounting period (other than the fourth quarterly accounting period) in each fiscal year of the Company,

                         (i) copies of the Company's Quarterly Report on Form 10-Q promulgated by the SEC, or any successor form thereto, and

                         (ii) an Officer's Certificate of the Chief
                    Financial Officer of the Company setting forth computations in reasonable detail showing whether or not as at the end of such fiscal quarter there existed any breach or violation of the provisions of Section 10.1, 10.7, 10.11, 10.12 or 10.16 hereof;

                    (c)  Annual Financial Statements; Compliance
          Certificates. As soon as available and in any event within 90 days after the end of each fiscal year of the Company,

                         (i)  copies of the audited consolidated and
                    unaudited consolidating balance sheets of the Company and its Subsidiaries, in each case as of the end of such fiscal year, together with, in each case, the related audited consolidated and unaudited consolidating statements of operations, stockholders' equity and cash flows for such fiscal year, and the notes thereto, all in reasonable detail and stating in comparative form (A) the respective audited consolidated and unaudited consolidating figures as of the end of and for the previous fiscal year and (B) the corresponding figures from the consolidated budget of the Company and its Subsidiaries for such fiscal year,
                    (x) in the case of each of such audited consolidated

                                       - 44 -
          658180v11





                    financial statements, accompanied by a report thereon of Ernst & Young LLP, or other independent public accountants of recognized national standing selected by the Company and reasonably acceptable to the Majority Holders (the "Accountants"), which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at the end of such fiscal year and their consolidated results of operations, stockholders' equity and cash flows for such fiscal year in conformity with GAAP and that the examination by the Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and (y) in the case of such unaudited consolidating financial statements, Certified by the Chief Financial Officer of the Company; and

                         (ii) a written statement of the Accountants (x)
                    setting forth computations in reasonable detail showing whether or not as at the end of such fiscal year there existed any breach or violation of the provisions of
                    Section 10.1, 10.7, 10.10, 10.11 or 10.16 hereof, and
                    (y) stating that in making the examination necessary for their report on such financial statements they obtained no knowledge of any event or condition constituting a Default or Event of Default, or if such Accountants shall have obtained such knowledge, specifying the nature and status thereof;

                    (d) Officer's Compliance Certificates. Concurrently with the reports or financial statements furnished pursuant to subsections (b) and (c) of this Section 7 an Officer's Certificate of the Chief Financial Officer of the Company stating that, based upon such examination or investigation and review of this Agreement as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, no Default or Event of Default exists or has existed during such period or, if such a Default or Event of Default shall exist or have existed, the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto;

                    (e) Stockholder Reports; SEC Filings. Promptly after the same are available and in any event within 10 days thereof, copies of all such proxy statements, financial statements, notices and other reports as the Company shall send or make available generally to its stockholders, and copies of all regular and periodic reports, registration statements and other documents which the Company shall file with the SEC;



                                       - 45 -
          658180v11





                    (f) Management Letters. Promptly after the receipt thereof by the Company, and in any event within 10 days thereof, copies of any management letters and any reports as to material inadequacies in accounting controls (including reports as to the absence of any such inadequacies) submitted to the Company by the Accountants in connection with any audit of the Company and its Subsidiaries made by the Accountants;

                    (g) Events of Default. Promptly (and in any event within 5 days) after becoming aware of (i) the existence of any Default or Event of Default on the part of the Company, an Officer's Certificate of the Company specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; or (ii) any Indebtedness of the Company or any of its Subsidiaries being declared due and payable before its expressed maturity, or any holder of such Indebtedness having the right to declare such Indebtedness due and payable before its expressed maturity, because of the occurrence of any default (or any event which, with notice and/or the lapse of time, shall constitute any such default) under such Indebtedness, an Officer's Certificate of the Company describing the nature and status of such matters and what action the Company or such Subsidiary is taking or proposes to take with respect thereto;

                    (h) ERISA Matters. Promptly and in any event within 15 days after the Company knows or, in the case of a Pension Plan has reason to know, that a Reportable Event with respect to any Pension Plan has occurred, that any Pension Plan or that any Multiemployer Plan is or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA or has any unfunded vested benefits within the meaning of Section 4213(c) of ERISA, or that the Company or any of its Subsidiaries or ERISA Affiliates will or may incur any material liability to or on account of a Pension Plan or Multiemployer Plan under Title IV of ERISA or any other material liability under ERISA has been asserted against the Company or any of its Subsidiaries or ERISA Affiliates, or that any Pension Plan has an Unfunded Current Liability in excess of $500,000, an Officer's Certificate of the Company setting forth information as to such occurrence and what action, if any, the Company or such Subsidiary or ERISA Affiliate is required or proposes to take with respect thereto, together with any notices concerning such occurrences which are (a) required to be filed by the Company or such Subsidiary or ERISA Affiliate with the Internal Revenue Service or the PBGC, or (b) received by the Company or such Subsidiary or ERISA Affiliate from any Multiemployer Plan;

                    (i) Material Adverse Effect. Promptly after becoming aware of any Material Adverse Effect with respect to which notice is not otherwise required to be given pursuant to this Section 7, an Officer's Certificate of the Company setting forth the details of such Material Adverse Effect and stating what action the


                                       - 46 -
          658180v11





          Company or any of its Subsidiaries has taken or proposes to take with respect thereto;

                    (j) Litigation and Proceedings. Promptly (and in any event within 15 days) after the Company knows of (i) the institution of, or threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any Property of any of them, or (ii) any material development in any such action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined, is likely to have a Material Adverse Effect, an Officer's Certificate of the Company describing the nature and status of such matter in reasonable detail;

                    (k) Annual Budget. Not later than 30 days prior to the beginning of each fiscal year of the Company, a copy of a consolidated and consolidating budget of the Company and its Subsidiaries prepared by the Company for such fiscal year, which shall include at minimum a projected balance sheet and a projected statement of operations for each month in such fiscal year;

                    (l) Notices to Senior Lenders. Copies of all notices, reports, certificates and other information furnished to the holders of Senior Indebtedness or to any agent or representative of such holders, in each case promptly after the same are so furnished; and

                    (m) Other Information. Any other information, including financial statements and computations, relating to the performance of obligations arising under this Agreement and/or the affairs of the Company or any of its Subsidiaries that the Purchaser or any other holder of Notes may from time to time reasonably request and which is capable of being obtained, produced or generated by the Company or such Subsidiary; provided that nothing in this subsection (m) shall be construed to require the Company or its Subsidiaries to disclose any documents or information in violation of any Statute or Government Contract restricting such disclosure for reasons of national security.

                    It is further understood and agreed that, for the purpose of effecting compliance with Rule 144A promulgated by the SEC in connection with any resales of Notes or Warrants that may hereafter be effected pursuant to the provisions of such Rule, at any time when the Company shall not be subject to the requirements of Section 13 or 15(d) of the Exchange Act, (i) each prospective purchaser of Notes or Warrants designated by a holder thereof shall have the right to obtain from the Company, upon the written request of such holder, copies of (A) the consolidated balance sheet of the Company and its Subsidiaries as of the end of then most recently completed fiscal year of the Company (or, if such fiscal year shall have ended within the preceding 90 days, as of the end of the next preceding fiscal year), together

                                       - 47 -
          658180v11





          with the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended, (B) similar financial statements for the two preceding fiscal years (which financial statements, and the financial statements referred to in clause (A) of this paragraph, shall be audited if audited financial statements are available at such time), (C) a consolidated balance sheet of the Company and its Subsidiaries as of the end of then most recently completed fiscal quarter of the Company (or, if such fiscal quarter shall have ended within the preceding 60 days, as of the end of the next preceding fiscal quarter), together with the related consolidated statements of operations, stockholders' equity and cash flows for the portion of the current fiscal year then ended, and (D) any other information that is necessary to comply with such Rule, and
          (ii) each such holder and each such prospective purchaser shall have the right to obtain from the Company, upon the written request of such holder, a very brief statement of the nature of the business of the Company and the products and services it offers, dated as of a date within 12 months prior to the date of such request.

                    The Company will keep at its principal executive office a true copy of this Agreement, and cause the same to be available for inspection at said office during normal business hours by any holder of Notes or by any prospective purchaser of Notes designated in writing by the holder thereof.

                    Section 8.  Inspection of Properties and Books{tc
          "Section 8.    Inspection of Properties and Books" \f C \l 1}.
          The Purchaser and each other holder of Notes, so long as any Notes shall be outstanding, shall have the right to visit and inspect any of the Properties of the Company and its Subsidiaries, to examine their books of account and records, to make copies and extracts therefrom at the expense of the Company or a Subsidiary, as the case may be, and to discuss their affairs, finances and accounts with, and to be advised as to the same by, their officers and management and their independent public accountants (and by this provision the Company authorizes the Accountants to discuss their affairs, finances and accounts and those of its Subsidiaries and agrees to make such Accountants available to the Purchaser and such other holders for such discussions together with such officers of the Company and the Subsidiaries as the Purchaser or any such other holders may desire to be present), all at such reasonable time and intervals during normal business hours as the Purchaser and such other holders may desire and upon reasonable prior notice. The Company agrees to pay all reasonable out-of-pocket expenses incurred by the Purchaser and such other holders in connection with the exercise of their rights under this Section 8 at any time when a Default or Event of Default shall have occurred and be continuing. The Purchaser and such holders, through their representatives, shall be entitled to meet with the senior management of the Company at least once during each fiscal quarter of the Company to discuss the Company's and its

                                       - 48 -
          658180v11





          Subsidiaries' financial statements, business, assets, operations and prospects.

                    Section 9. Affirmative Covenants{tc "Section 9. Affirmative Covenants" \f C \l 1}. The Company covenants and agrees that, so long as any of the Notes shall be outstanding:

                    Section 9.1. Payment of Principal and Interest{tc "Section 9.1. Payment of Principal and Interest" \f C \l 2}.
          The Company will duly and punctually pay the principal of and interest on the Notes, and will timely pay and perform all of its other Obligations in accordance with the terms of such Notes and this Agreement. The Company will comply with all of the covenants, agreements and conditions contained in this Agreement.

                    Section 9.2.  Payment of Taxes and Claims{tc "Section
          9.2. Payment of Taxes and Claims" \f C \l 2}. The Company will, and will cause each of its Subsidiaries to, pay before they become delinquent:

                    (a) all taxes, assessments and governmental charges or levies imposed upon the Company or any of its Subsidiaries (or any other Subsidiaries of the Company which are part of any affiliated group, within the meaning of Section 1504(a)(1) of the Code, with the Company or any of its Subsidiaries) or their income or profits or upon their Property, real, personal or mixed, or upon any part thereof;

                    (b) all claims for labor, materials and supplies which, if unpaid, would result in the creation of a Lien upon Property of the Company or any of its Subsidiaries; and

                    (c) all claims, contributions, assessments or levies required to be paid by the Company or any of its Subsidiaries pursuant to any Plan or any agreement, contract, Statute or Order governing or relating to any Plan;

          provided, that the taxes, assessments, claims, charges and levies described in Section 9.2(a), (b) and (c) need not be paid while being diligently contested in good faith and by appropriate proceedings so long as (i) adequate book reserves have been established with respect thereto in accordance with GAAP and (ii) neither the Company's nor any such Subsidiary's title to and right to use its Property is materially adversely affected by such non-payment. The Company will timely file, and will cause its Subsidiaries to file, all tax returns required to be filed in connection with the payment of taxes required by this Section
          9.2. If an Event of Default shall have occurred and be continuing and any such contested items shall have resulted in a Lien or claim upon any of the Company's or any of its Subsidiaries' Property, the Majority Holders may, at their election (but shall not be obligated to), (a) procure the release and discharge of any such Lien or claim and any judgment or

                                       - 49 -
          658180v11





          decree thereon, without inquiring into or investigating the amount, validity or enforceability of such Lien or claim and (b) effect any settlement or compromise of the same, and any amounts expended by the Majority Holders in connection therewith including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be reimbursed by the Company within five Business Days of demand therefor by the Purchaser.

                    Section 9.3.  Maintenance of Properties, Records and
          Corporate Existence{tc "Section 9.3.    Maintenance of
          Properties, Records and Corporate Existence" \f C \l 2}. The Company will, and will cause each of its Subsidiaries to:

                    (a) maintain their respective Properties in good condition, reasonable wear and tear excepted, and make all renewals, repairs, replacements, additions, betterments, and improvements, except where the failure to do so would not have a Material Adverse Effect;

                    (b) keep books of records and accounts in which full and correct entries will be made of all their respective business transactions and will reflect in their financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP at the time in effect and consistently applied;

                    (c) maintain the same fiscal year during and after the current fiscal year ending July 31, 1998, provided, however, that the Company shall be able to change its fiscal year with the written consent of the Purchaser, which consent shall not be unreasonably withheld;

                    (d) except as permitted by Section 10.4(a), do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence, rights, powers and franchises including, without limitation, any necessary qualification or licensing in any foreign jurisdiction, except where the failure to do so would not have a Material Adverse Effect;

                    (e) comply with all applicable Statutes, Orders, franchises, authorizations, licenses and permits of, and all applicable restrictions imposed by, any Governmental Body, in respect of the conduct of its business and the ownership of its Properties (including, without limitation, all Environmental Laws and all applicable Statutes, Orders, franchises, authorizations, licenses and permits relating to fair labor standards, equal employment opportunities and occupational health and safety), except for such matters as in the aggregate would not have a Material Adverse Effect; and

                    (f) keep any Property owned or operated by it free of Hazardous Materials and any other potentially materially harmful

                                       - 50 -
          658180v11





          chemical or physical conditions. If the Company or any of its Subsidiaries receives notice or becomes aware of any Environmental Matter or contamination with Hazardous Materials that relates to any of them or their respective Properties, then the Company shall promptly provide written notice thereof to the Purchaser and, upon written request from the Majority Holders, shall provide the Purchaser with such reports, certificates, engineering studies or other written material or data as the Majority Holders may request so as to satisfy the Purchaser that the Company and its Subsidiaries are in compliance with their obligations under this subsection (f) and subsection (e) of this
          Section 9.3. The Majority Holders shall also have the right, at any time and from time to time after receipt of notice or knowledge of any such Environmental Matter or contamination, to require the Company at its expense to employ a qualified environmental consultant acceptable to the Majority Holders to conduct an environmental review, audit, assessment or report with respect thereto concerning the Company's and its Subsidiaries' operations and Property unless the Company has theretofore employed a qualified environmental consultant acceptable to the Majority Holders to conduct such an environmental review, audit, assessment or report in scope and methodology satisfactory to the Majority Holders. The Company agrees to cooperate fully with such consultant in connection with any such review, audit, assessment or report, including, without limitation, by providing such access to the Company's and its Subsidiaries' books, records, Properties, employees and agents and by furnishing such written and oral information as such consultant may reasonably request in connection with any such review, audit, assessment or report.

                    Section 9.4.  Insurance{tc "Section 9.4.     Insurance"
          \f C \l 2}. (a) Subject to the last sentence of this Section 9.4(a), the Company will, and will cause each of its Subsidiaries to, carry and maintain in full force and effect at all times, with financially sound and reputable insurance companies or associations rated A- (Class 12) or better by A.M. Best & Co. (or, as to workers' compensation or similar insurance, in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on): (i) insurance against loss or damage to the tangible real and personal Property of the Company and its Subsidiaries by fire, theft, explosion, spoilage and all other hazards and risks ordinarily insured against by other owners or users of such Property in similar businesses, (ii) all workers' compensation or similar insurance as may be required under the laws of any jurisdiction, (iii) public liability insurance against claims for personal injury, property damage suffered upon, in or about any premises occupied by them or occurring as a result of the ownership, maintenance or operation by them of any automobile, truck or other vehicle or as a result of the use of products manufactured, constructed or sold by them, or services rendered by them, (iv) business interruption insurance covering risk of loss as a result of the cessation of any substantial part of the

                                       - 51 -
          658180v11





          business conducted by them, consistent with past practice, (v) product liability insurance with coverage and (vi) insurance against such other risks as are usually insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated. If the Company maintains after the Closing Date any insurance policies with insurance companies or associations that do not meet the foregoing standards, the Company shall within 60 days of the Closing Date obtain replacement policies with insurance companies or associations that meet the foregoing standards.

                    (b) Insurance specified in clause (a) of this Section 9.4, shall be maintained in such types, with such coverage and in such amounts (and with co-insurance, deductibles and self-insured retention, if any) as are from time to time hereafter customary for corporations of established reputation engaged in the same or similar businesses and similarly situated; provided, that in no event shall the insurance specified in clause (a) be for amounts lower than, or coverage less than, that currently provided without the prior written consent of the Majority Holders.

                    (c) If the Company or any of its Subsidiaries shall fail to obtain, maintain or renew any insurance required pursuant to this Section 9.4, or to pay the premiums therefor, or to deliver to the Purchaser proper evidence thereof beyond any applicable notice and cure period, if any, for the performance of such actions, the Majority Holders, at their sole option and without any obligation to do so, may procure and pay for such insurance, and any sums expended by it to procure any such insurance shall be repaid by the Company, together with any late charge imposed by any such insurer, if applicable, within five Business Days after receipt of bills therefor from the Majority Holders.

                    Section 9.5. Subsidiary Guarantors{tc "Section 9.5. Subsidiary Guarantors" \f C \l 2}.

                    (a) (i) STI International Limited, a United Kingdom corporation ("STI"), a Subsidiary of the Company, shall not be required to execute a Subsidiary Guarantee if the following conditions are complied with: STI is (A) dissolved no later than June 30, 1999 and (B) from the date of this Agreement until June 30, 1999 there is no material change in the assets held by STI.

                         (ii) MTEC, Inc., (formerly known as Brunswick Biomedical Technologies, Inc.) a Massachusetts corporation ("MTEC"), a Subsidiary of the Company, shall not be required to execute a Subsidiary Guarantee if the total fair market value of the assets of MTEC do not, at any time, exceed $1,000,000 in the aggregate.

          In the event that any of the foregoing conditions is not satisfied, the appropriate Subsidiary shall execute a Subsidiary Guarantee in the form attached as Exhibit B hereto.

                                       - 52 -
          658180v11






                    (b) Promptly upon any Person becoming a Subsidiary of the Company organized under the laws of the United States of America or any State thereof, the Company shall provide written notice thereof to each holder of Notes, and at any time the total fair market value of the assets of such Subsidiary exceed $1,000,000, the Company shall cause such Subsidiary to execute and deliver a Subsidiary Guarantee (in the form attached as Exhibit B hereto) to the holders of Notes, together with certified resolutions and other customary documentation relating to the execution of such a guaranty as Purchaser may reasonably request.

                    (c) Promptly upon any Person becoming a Subsidiary of the Company (other than a Subsidiary referred to in clause (b) above), the Company shall provide written notice thereof to each holder of Notes, and at any time the total fair market value of the assets of such Subsidiary exceed $1,000,000, the Company shall (i) cause each such Subsidiary to enter into a pledge agreement reasonably satisfactory to ING and the Majority Holders providing for a pledge in favor of ING and the Purchaser of two-thirds of the outstanding Capital Stock of each such Subsidiary with the Lien to secure the Company's obligations under the Senior Loan Documents granted to ING being prior to the Lien granted to the Purchaser hereunder; provided that the Purchaser shall execute and deliver to ING, any other Senior Lender (as defined in the Subordination Agreement) and any holder of Designated Senior Indebtedness who has a security interest in such pledged Capital Stock an intercreditor agreement satisfactory to ING and (ii) provide in favor of ING and the Purchaser, in such form as ING and the Majority Holders shall reasonably request, a negative pledge with respect to the portion of outstanding Capital Stock of such Subsidiary not pledged pursuant to clause (i) above; provided that with respect to Meridian Medical Technologies Limited, there shall be no default under this Section 9.5(c) so long as the Company complies with the terms of this provision within 180 days after the Closing Date.

                    Section 9.6. Pension and Benefit Plan Covenants{tc "Section 9.6. Pension and Benefit Plan Covenants" \f C \l 2}. The Company will:

                    (a) take or cause to be taken all necessary steps to ensure that the representations and warranties set forth under
          Section 4.19 of this Agreement continue to be true and correct in all material respects, as if the same were made on a continuing basis, on and with effect as of each date while any of the Notes are outstanding, except to the extent permitted in writing by the Majority Holders, and

                    (b) not, and will ensure that its Subsidiaries will not, amend any Plan or establish or adopt any Plan that would have the effect of materially adversely affecting the financial

                                       - 53 -
          658180v11





          condition of such Plan or of causing a Material Adverse Effect, without the written consent of the Purchaser, except for such amendments as may be required by applicable law or any Governmental Authority.

                    Section 9.7. Notice of Default{tc "Section 9.7. Notice of Default" \f C \l 2}. Upon the chief executive officer, the chief operating officer or the chief financial officer of the Company learning thereof, the Company will give prompt written notice (with a description in reasonable detail) to the Purchaser of the occurrence of any Default or Event of Default.

                    Section 10.  Negative and Maintenance Covenants{tc
          "Section 10.   Negative and Maintenance Covenants" \f C \l 1}.
          The Company covenants and agrees that so long as any of the Notes shall be outstanding, the Company shall comply with the provisions set forth in Sections 10.1 through 10.17 hereof, inclusive.

                    Section 10.1.  Restrictions on Indebtedness{tc "Section
          10.1. Restrictions on Indebtedness" \f C \l 2}. The Company will not, and will not permit any of its Subsidiaries to, incur, create, assume, guarantee or in any way become liable for, or permit to exist, Indebtedness other than:

                    (a) Indebtedness incurred pursuant to this Agreement and the Notes;

                    (b) Senior Indebtedness, provided that the aggregate outstanding principal amount of such Indebtedness (including the maximum aggregate amount of all commitments to extend any revolving credit, working capital, letter of credit or similar credit facility in connection therewith, and including the face amount of all letters of credit and other contingent obligations (whether issued or guaranteed by the holders of such Indebtedness) from time to time outstanding in connection therewith) shall not at any time exceed the Maximum Commitment;

                    (c) Indebtedness of the Company and its Subsidiaries existing on the Closing Date and described on Schedule 4.10A hereto;

                    (d)  Additional Permitted Indebtedness;

                    (e) Indebtedness of any Wholly-owned Subsidiary of the Company to the Company or to another Wholly-owned Subsidiary of the Company;

                    (f) Indebtedness secured by Liens permitted by subsections (a) through (h), inclusive, of Section 10.2;

                    (g)  Guarantees by the Company or any of its
          Subsidiaries of other Indebtedness permitted by this Section
          10.1; and

                                       - 54 -
          658180v11






                    (h) Indebtedness secured by Liens permitted by Section 10.2(m) hereof, provided that the aggregate outstanding principal amount of Indebtedness incurred pursuant to this subsection (h) shall not at any time exceed the equivalent of U.S. $500,000.

                    Notwithstanding the foregoing, the Company and its Subsidiaries will not at any time create or incur any Indebtedness other than Designated Senior Indebtedness which, under the terms of the documentation pursuant to which such Indebtedness is created or incurred, is subordinated in right of payment to any other Indebtedness of the Company or any of its Subsidiaries, unless such Indebtedness is also subordinated in right of payment, in the same manner and to the same extent, to the Indebtedness represented by the Notes.

                    Section 10.2. Restrictions on Liens{tc "Section 10.2. Restrictions on Liens" \f C \l 2}. The Company will not, and will not permit any of its Subsidiaries directly or indirectly, to create, assume or suffer to exist any Lien upon any of their respective Properties whether now owned or hereafter acquired, except for:

                    (a) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by Section 9.2;

                    (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business, in each case for sums the payment of which is not at the time required by Section 9.2;

                    (c) Liens (other than any Lien imposed by ERISA and other than any Lien securing an obligation for the payment of borrowed money) incurred or deposits made in the ordinary course of business in connection with obligations not due or delinquent with respect to workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations; provided, that no such Lien shall be permitted to the extent it encumbers any real Property of the Company or its Subsidiaries;

                    (d) any attachment or judgment Lien (including judgment or appeal bonds) which shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay; provided that such Liens shall not in any event exceed the equivalent of U.S. $750,000 in the aggregate at any time outstanding;



                                       - 55 -
          658180v11





                    (e) normal and customary rights of set-off upon deposits of cash in favor of banks or other depositary institutions;

                    (f) zoning restrictions, easements, rights-of-way, servitudes or other similar rights in land (including, without restriction, rights-of-way and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light and power and telephone or telegraph or cable television conduits, poles, wires and cables) granted to or reserved by other Persons, and the defects or irregularities of which are of a minor nature, none of which individually or in the aggregate materially and adversely impair the usefulness in the operation of the business of the Company or any of its Subsidiaries or the value of the property subject to such restrictions, easements, rights-of-way, servitudes or other similar rights in land granted to or reserved by other Persons, or title defect;

                    (g)  the right reserved to or vested in any
          municipality or governmental or other public authority by the terms of any lease, license, franchise, grant or permit acquired by the Company or any of its Subsidiaries or by any statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

                    (h)  Liens given to a public utility or any
          municipality or governmental or other public authority when required by such utility, municipality or other authority in connection with the operations of the Company all in the ordinary course of its business;

                    (i) Liens securing Indebtedness of a Wholly-owned Subsidiary of the Company to the Company or to another Wholly-owned Subsidiary of the Company;

                    (j) Liens (including Liens created pursuant to capitalized leases) existing on the date hereof and described in
          Schedule 4.10A hereto;

                    (k) Liens securing Designated Senior Indebtedness and incurred pursuant to the Credit Agreement or the other Senior Loan Documents;

                    (l) Liens securing Additional Permitted Indebtedness that is not Designated Senior Indebtedness; provided that the aggregate principal amount of such Indebtedness secured by such Liens shall not exceed $5,000,000 in the aggregate.

                    (m) Liens (including Liens created pursuant to capitalized leases) in respect of Property acquired, constructed or improved by the Company or any of its Subsidiaries after the Closing Date, which Liens exist or are created at the time of acquisition or completion of construction or improvement of such

                                       - 56 -
          658180v11





          Property or within six months thereafter, to secure Indebtedness which is assumed or incurred to finance all or any part of the purchase price or cost of acquisition or construction or improvement of such Property, but any such Lien shall cover only the Property so acquired or constructed and any improvements thereto (and any real Property on which such Property is located, if such Property is a building, improvement or fixture), and may not exceed the lesser of (x) the Fair Market Value of such Property or (y) the purchase price or cost of such acquisition, construction or improvement;

                    (n) the extension, renewal or replacement of any Lien permitted by this Section 10.2, but only if the extension, renewal or replacement of the Indebtedness secured thereby is not prohibited under Section 10.1 hereof and the principal amount of the Indebtedness secured by such Lien immediately prior to such extension, renewal or replacement is not increased and the Lien is not extended to other Property.

                    (o)       Liens which arise by operation of law under
          Article 2 of the Uniform Commercial Code in favor of unpaid sellers of goods, or liens in any items or any accompanying documents or proceeds of either arising by operation of law under
          Article 4 of the Uniform Commercial Code in favor of a collecting bank.

                    (p) Liens consisting of precautionary UCC-1 filings in respect of operating leases.

                    Section 10.3. Limitation on Sale and Leasebacks{tc "Section 10.3. Limitation on Sale and Leasebacks" \f C \l 2}.
          The Company will not, and will not permit any of its Subsidiaries to, enter into any arrangement whereby the Company or any such Subsidiary shall sell or transfer any Property owned by the Company or any of its Subsidiaries to any Person other than the Company or a Subsidiary of the Company and thereupon the Company or such Subsidiary shall lease or intend to lease, as lessee, the same Property.

                    Section 10.4. Consolidation, Merger or Disposition of Assets; Acquisitions{tc "Section 10.4. Consolidation. Merger or Disposition of Assets; Acquisitions" \f C \l 2}. The Company will not, and will not permit any of its Subsidiaries to,
          (i) consolidate or amalgamate with or be a party to a merger with any other Person, (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (iii) convey, sell, lease, license, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of the business or Property (tangible or intangible) of the Company or any such Subsidiary, whether now owned or hereafter acquired, or
          (iv) acquire by purchase or otherwise any of the outstanding Capital Stock of, or all or substantially all of the business, operating assets and Property of, any Person or of any operating division or unit of any Person, provided, however, that:

                                       - 57 -
          658180v11






                    (a) any Wholly-owned Subsidiary of the Company may merge or consolidate with or into, or be dissolved or liquidated into, the Company or any other Wholly-owned Subsidiary of the Company so long as (x) in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation, and (y) in any merger or consolidation involving one or more Wholly-owned Subsidiaries of the Company and one or more Subsidiaries of the Company that are not Wholly-owned Subsidiaries, the surviving or continuing corporation shall be one of such Wholly-owned Subsidiaries;

                    (b) any Wholly-owned Subsidiary of the Company may sell, lease or otherwise dispose of all or any part of its assets to the Company or to any other Wholly-owned Subsidiary of the Company;

                    (c) the Company and any of its Subsidiaries may in the ordinary course of its business sell or otherwise dispose of Inventory owned by the Company or such Subsidiary;

                    (d) the Company and any of its Subsidiaries may in the ordinary course of its business sell or otherwise dispose of equipment and other Property which is obsolete or no longer used in the business of the Company and its Subsidiaries;

                    (e) to the extent such transfers are in the aggregate permitted under clause (iv) of the definition of Restricted Investment, the Company and its Subsidiaries may transfer assets to any Subsidiary of the Company; and

                    (f) the Company and its Subsidiaries may sell, lease or otherwise dispose of assets other than in the ordinary course of business to any Person other than a Subsidiary of the Company, provided that (i) the Fair Market Value of the assets sold, leased or otherwise disposed of with respect to each such transaction shall not exceed $250,000 and (ii) the aggregate Fair Market Value of all assets sold, leased or otherwise disposed of pursuant to this subsection (e) in each fiscal year of the Company shall not exceed $750,000.

                    Section 10.5. Sale or Discount of Receivables{tc "Section 10.5. Sale or Discount of Receivables" \f C \l 2}. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its respective Accounts or notes receivable.

                    Section 10.6. Conduct of Permitted Business{tc "Section 10.6. Conduct of Business" \f C \l 2}. The Company will not, and will not permit any of its Subsidiaries to, engage in any business other than the business of the general character engaged in by each of them on the date hereof as described in the


                                       - 58 -
          658180v11





          Company Reports and any businesses or activities reasonably related thereto.

                    Section 10.7. Restricted Payments and Restricted Investments{tc "Section 10.7. Restricted Payments and Restricted Investments" \f C \l 2}. (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, except the declaration and payment of dividends and distributions by a Wholly-owned Subsidiary of the Company on its Capital Stock to the Company or to another Wholly-owned Subsidiary of the Company.

                    (b) The Company will not, and will not permit any of its Subsidiaries to, make any Restricted Investment.

                    Section 10.8.  Issuance of Capital Stock{tc "Section
          10.8. Issuance of Capital Stock" \f C \l 2}. The Company will not permit any Subsidiary of the Company to issue, sell or otherwise dispose of any shares of its Capital Stock, or any warrants, options, conversion rights, exchange rights or other rights to subscribe for, purchase or acquire such Capital Stock, except to the Company or to a Wholly-owned Subsidiary of the Company (except for directors' qualifying shares).

                    Section 10.9.  Transactions with Affiliates{tc "Section
          10.9. Transactions with Affiliates" \f C \l 2}. Except in the case of transactions between or among the Company and its Wholly-owned Subsidiaries, the Company will not, and will not permit any of their Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any Property or the rendering of any service), with any Affiliate of the Company or such Subsidiary unless such transaction is otherwise not prohibited under this Agreement, is in the ordinary course of the Company's or such Subsidiary's business and is on fair and reasonable terms that are not less favorable to the Company or such Subsidiary, as the case may be, than those that would obtainable at the time in any arm's length transaction with a Person who is not such an Affiliate.

                    Section 10.10.  Termination of Pension Plans{tc
          "Section 10.10.     Termination of Pension Plans" \f C \l 2}.
          The Company will not, and will not permit any of its Subsidiaries or ERISA Affiliates to, permit any Plan maintained by the Company or any such Subsidiary or ERISA Affiliate to be terminated in a manner which could reasonably be expected to result in the imposition of a Lien on any Property of the Company or any Subsidiary of the Company pursuant to Section 4068 of ERISA.

                    Section 10.11.  Maintenance of Capital Expenditures{tc
          "Section 10.11.     Maintenance of Capital Expenditures" \f C \l
          2}. The Company will not, and will not permit any of its Subsidiaries to make or commit to make any Consolidated Capital Expenditures, except the Company and its Subsidiaries may make

                                       - 59 -
          658180v11





          Consolidated Capital Expenditures during any fiscal year provided
          (a) no Default or Event of Default has occurred and is continuing, and (b) the aggregate amount of Consolidated Capital Expenditures made during such fiscal year (including the amount of Capital Lease Liabilities incurred during such fiscal year that in accordance to GAAP is attributable to principal) does not exceed the amount set forth below opposite such fiscal year:


          Fiscal Year Ended               Permitted Amount

          1998                            4,200,000
          1999                            6,800,000
          2000                            6,600,000
          2001                            6,600,000
          2002                            6,600,000
          2003                            6,600,000
          2004                            6,600,000
          2005                            6,600,000

          ; provided that to the extent in any fiscal year the Permitted Amount for such year exceeds the Company's Capital Expenditures for such year, the Permitted Amount for the following fiscal year shall be increased by the lesser of such excess or $500,000.

                    Section 10.12. Certain Contracts{tc "Section 10.12. Certain Contracts" \f C \l 2}. The Company will not, and will not permit any of its Subsidiaries to, enter into or be a party to:

                    (a) any contract providing for the making of loans (other than Cash Equivalents), advances or capital contributions to any Person other than the Company or a Wholly-owned Subsidiary of the Company, or for the purchase of any Property from any Person, in each case primarily in order to enable such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses, or

                    (b) any contract for the purchase of materials, supplies or other Property or services if such contract (or any related document) requires that payment for such materials, supplies or other Property or services shall be made regardless of whether or not delivery of such materials, supplies or other Property or services is ever made or tendered, or

                    (c) any contract to rent or lease (as lessee) any real or personal Property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor (provided, that this subsection (c) shall not be construed to prevent the Company or any of its Subsidiaries from


                                       - 60 -
          658180v11





          being a party to or complying with any provision of any lease to which any of them is a party on the date hereof), or

                    (d) any contract for the sale or use of materials, supplies or other Property, or the rendering of services, if such contract (or any related document) requires that payment for such materials, supplies or other Property, or the use thereof, or payment for such services, shall be subordinated to any Indebtedness (of the purchaser or user of such materials, supplies or other Property or the Person entitled to the benefit of such services) owed or to be owed to any Person, or

                    (e) except as permitted by Section 10.1, and except for Investments which are not Restricted Investments, any other contract which, in economic effect, is substantially equivalent to a Guarantee.

                    Section 10.13.  Limitation on Dividend Restrictions
          Affecting Subsidiaries{tc "Section 10.13.    Limitation on
          Dividend Restrictions Affecting Subsidiaries" \f C \l 2}. Except pursuant to this Agreement, the Company will not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which by its terms restricts the ability of any such Subsidiary to (a) pay dividends or make any other distributions on such Subsidiary's Capital Stock, (b) pay any Indebtedness owed to the Company or any other Subsidiary of the Company, (c) make any loans or advances to the Company or any other Subsidiary of the Company or (d) transfer any of its Property or assets to the Company or any other Subsidiary of the Company.

                    Section 10.14.  No Amendment of Charter, By-Laws{tc
          "Section 10.14.     No Amendment of Charter, By-Laws" \f C \l 2}.
          The Company will not effect any amendment to or modification of its charter documents or by-laws, and will not permit any of its Subsidiaries to effect any amendment to or modification of their charter documents or by-laws, if any such amendment or modification would adversely affect the rights or remedies of the Purchaser under this Agreement and the Notes.

                    Section 10.15.  Acquisition of Margin Securities{tc
          "Section 10.15.     Acquisition of Margin Securities" \f C \l 2}.
          The Company will not, and will not permit any of its Subsidiaries to, own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Board of Governors of the United States Federal Reserve System as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, the Purchaser shall have received an opinion of counsel satisfactory to the Purchaser to the effect that such purchase or acquisition will not cause this Agreement or the Notes to be in violation of Regulation U or any other regulation of such Board then in effect.

                                       - 61 -
          658180v11






                    Section 10.16.  Financial Covenants.{tc "Section 10.16.
               Financial Covenants" \f C \l 2}   (a) Minimum Net Worth.
          The Company shall not permit its net worth determined in accordance with GAAP as of the last day of any fiscal quarter,
          (i) commencing with the fiscal quarter ending on July 31, 1997 and continuing thereafter through and including July 31, 1998 to be less than $12,000,000 and (ii) commencing with the fiscal quarter ending on October 31, 1998 and continuing thereafter, to be less than (A) $12,000,000 plus (B) 50% of Net Income (but not loss) of the Company for each fiscal quarter of the Company ending after July 31, 1997 through and including the last day of the fiscal quarter in which this covenant is being tested; provided, however, that any calculation of net worth and Net Income (and loss) shall exclude the after-tax effect of any extraordinary item associated with the extinguishment of Indebtedness as a result of any partial refinancing of the Senior Indebtedness and shall also exclude any increase in net worth resulting from the issuance of the Warrants.

                    (b) Total Debt Leverage Ratio. The Company shall not permit its Total Debt Leverage Ratio with respect to the 12-month period ending on the last day of any fiscal quarter of the Company to be greater than the ratio set forth opposite such fiscal quarter:

                     Fiscal Quarter Ended        Ratio

                     April 30, 1998              4.25:1.00
                     July 31, 1998               4.25:1.00
                     October 31, 1998            4.25:1.00
                     January 31, 1999            4.25:1.00
                     April 30, 1999              4.25:1.00
                     July 31, 1999 and the last
                     day of    any subsequent
                     fiscal quarter of the       4.00:1.00
                     Company

                    (c) Total Debt Service Ratio. The Company will not permit its Total Debt Service Ratio with respect to the 12-month period ending on the last day of any fiscal quarter of the Company to be less than the ratio set forth below opposite such fiscal quarter:

                          Fiscal Quarter Ending       Ratio

                     April 30, 1998                  1.60:1.0
                                                 0
                     July 31, 1998                   1.60:1.0
                                                 0
                     October 31, 1998                1.70:1.0
                                                 0
                     January 31, 1999                1.80:1.0
                                                 0

                                       - 62 -
          658180v11





                     April 30, 1999                  1.90:1.0
                                                 0
                     July 31, 1999                   2.00:1.0
                                                 0
                     October 31, 1999                2.05:1.0
                                                 0
                     January 31, 2000                2.10:1.0
                                                 0
                     April 30, 2000                  2.15:1.0
                                                 0
                     July 31, 2000                   2.20:1.0
                     October 31, 2000 and the    0
                     last day of any subsequent
                     fiscal quarter of the
                     Company                         2.25:1.0
                                                 0

                    (d) Interest Coverage Ratio. The Company will not permit its Interest Coverage Ratio with respect to the 12-month period ending on the last day of any fiscal quarter to be less than the ratio set forth opposite such fiscal quarter:

                     Fiscal Quarter Ending           Ratio

                     April 30, 1998                  2.50:1.0
                                                 0
                     July 31, 1998                   2.50:1.0
                                                 0
                     October 31, 1998                2.50:1.0
                                                 0
                     January 31, 1999                2.50:1.0
                                                 0
                     April 30, 1999                  2:50:1.0
                                                 0
                     July 31, 1999                   2.60:1.0
                                                 0
                     October 31, 1999                2.60:1.0
                                                 0
                     January 31, 2000                2.70:1.0
                                                 0
                     April 30, 2000                  2.70:1.0
                                                 0
                     July 31, 2000                   2.75:1.0
                                                 0
                     and the last day of any
                     subsequent fiscal quarter
                     of the Company

                    (e) EBITDA. The Company will not permit EBITDA for the 12-month period ending on the last day of any fiscal quarter of the Company to be less than the amount set forth opposite such date:



                                       - 63 -
          658180v11





                     Fiscal Quarter Ended       Amount

                     April 30, 1998             $7,000,000
                     July 31, 1998              $7,000,000
                     October 31, 1998           $7,360,000
                     January 31, 1999           $7,625,000
                     April 30, 1999             $8,000,000
                     July 31, 1999              $8,250,000
                     October 31, 1999           $8,500,000
                     January 31, 2000           $9,000,000
                     April 30, 2000             $9,500,000
                     July 31, 2000 and the
                     last day of any
                     subsequent fiscal quarter  $10,000,000
                     of the Company

               Section 10.17.  Certificate Regarding Additional Permitted
          Indebtedness{tc "Section 10.17     Certificate Regarding
          Additional Permitted Indebtedness" \f C \l 2}. In connection with the incurrence of any indebtedness that constitutes Designated Senior Indebtedness or has an aggregate principal amount (including the maximum amount of all commitments to extend any revolving credit, working capital, letter of credit or similar credit facility in connection therewith and including the face amount of all letters of credit and other contingent obligations (whether issued or guaranteed by the holders of such indebtedness) from time to time outstanding in connection therewith) of at least $1,000,000 ("Threshold Debt"), the Company shall provide to the Purchaser, at least three Business Days prior to the incurrence of such indebtedness, with respect to Designated Senior Indebtedness, a copy of any certificate to be provided pursuant to the terms of the Subordination Agreement, or with respect to Threshold Debt, a certificate, signed by the chief executive officer or chief financial officer of the Company, to the effect that such indebtedness constitutes Additional Permitted Indebtedness under the Note Purchase Agreement as in effect on the date hereof, such certificate to set forth, in reasonable detail, the calculations used for the calculation of the Pro Forma Interest Coverage Ratio and the Pro Forma Leverage Ratio.

                    Section 11. Events of Default{tc "Section 11. Events of Default" \f C \l 1}.

                    Section 11.1.  Events of Default; Remedies{tc "Section
          11.1. Events of Default; Remedies" \f C \l 2}. If any of the following events (herein called "Events of Default") shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or by operation of law or otherwise):

                    (a) the Company shall default in the due and punctual payment or prepayment of all or any part of the principal of, or Prepayment Premium (if any) on, any Note when and as the same

                                       - 64 -
          658180v11





          shall become due and payable, whether at stated maturity, by acceleration, by notice of prepayment or otherwise;

                    (b) the Company shall default in the due and punctual payment or prepayment of any interest on any Note when and as such interest shall become due and payable, and such default shall continue for a period of five days;

                    (c) the Company shall default in the performance or observance of any of the covenants, agreements or conditions contained in Sections 10.1 through 10.17, inclusive, of this Agreement;

                    (d) the Company shall default in the performance or observance of any of the covenants, agreements or conditions contained in this Agreement (other than those referred to in any subsection of this Section 11.1 other than this subsection (d)), and such default shall continue for a period of 10 days after a notice thereof shall have been given to the Company by the Purchaser (or if such default is not reasonably susceptible to cure within 10 days, such longer period as is reasonably needed to effect such cure, but in no event longer than 30 days from the date notice is given, so long as the Company promptly commences and diligently pursues such cure);

                    (e) (i) any of the Designated Senior Indebtedness shall be declared to be due and payable or required to be prepaid, redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof, or the maturity of any or all of such Designated Senior Indebtedness is otherwise accelerated, or (ii) the Company or any of its Subsidiaries shall fail to pay all or any portion of the Designated Senior Indebtedness in full upon the final stated maturity of such respective Indebtedness (including any extension thereof);

                    (f) (i) the Company or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of Indebtedness of such Person that is outstanding in a principal amount of at least $250,000 in the aggregate (excluding Designated Senior Indebtedness and excluding Indebtedness represented by the Notes) when the same becomes due and payable (whether at scheduled maturity, or by required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness (excluding Designated Senior Indebtedness and excluding Indebtedness represented by the Notes) that is outstanding in the principal amount of at least $500,000 and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such

                                       - 65 -
          658180v11





          event or condition is to permit the acceleration of the maturity of such Indebtedness (whether or not such acceleration occurs); provided that if any event specified in clause (i) or (ii) above occurs as a result of a default under an agreement or instrument that exclusively provides for or evidences purchase money indebtedness or Capitalized Lease Obligations (or, if such agreement or instrument is part of a facility, such facility exclusively provides for purchase money indebtedness or Capitalized Lease Obligations) and the maximum principal amount of indebtedness (including any unused commitments) under such agreement or instrument (or, if such agreement or instrument is part of a facility, then the maximum principal amount of indebtedness (including unused commitments) under such facility) does not exceed $5,000,000, then no Event of Default shall be deemed to have occurred as a result of such default unless such default has resulted in Indebtedness under such agreement or instrument being declared to be due and payable or required to be prepaid, redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof, or the maturity of any or all of such Indebtedness is otherwise accelerated.

                    (g) (i) a notice of debarment or notice of suspension shall have been issued under any United States Government Contract, (ii) the Company or any Subsidiary of the Company shall be barred or suspended from contracting with any United States Governmental Body or (iii) any United States Government Contract shall be terminated due to alleged fraud, willful misconduct, gross negligence or any intentional wrongdoing by the Company or any of its Subsidiaries;

                    (h) the Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) be generally unable to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Code or the foreign equivalent thereof, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors,
          (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or the foreign equivalent thereof, (vii) admit in writing its inability to pay its debts generally as such debts become due, (viii) take any action under the laws of its jurisdiction of organization analogous to any of the foregoing, or (ix) take any requisite action for the purpose of effecting any of the foregoing;

                    (i) a proceeding or case shall be commenced, without the application or consent of the Company or its Subsidiaries in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up of the Company or any of

                                       - 66 -
          658180v11





          its Subsidiaries or composition or readjustment of the Indebtedness of any of them, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or any of its Subsidiaries or of all or any substantial part of the assets of any of them, or (iii) similar relief in respect of the Company or any of its Subsidiaries under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary case under the Bankruptcy Code, against the Company or any of its Subsidiaries; or action under the laws of the jurisdiction of organization of any of the Company or any of its Subsidiaries analogous to any of the foregoing shall be taken with respect to any of the Company or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect, for a period of 60 days;

                    (j) final judgment for the payment of money shall be rendered by a court of competent jurisdiction against the Company or any of its Subsidiaries, and the Company or such Subsidiary, as the case may be, shall not discharge or bond the same or provide for its discharge or bonding in accordance with its terms, or procure a stay of execution thereof, within 45 days from the date of entry thereof and within said period of 45 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment together with all other such judgments shall exceed in the aggregate $750,000;

                    (k) any representation or warranty made by or on behalf of the Company in this Agreement or any Officer's Certificate or other certificate or notice now or hereafter delivered pursuant to or in connection with any provision of this Agreement (including, without limitation, any Officer's Certificate or other certification delivered pursuant to Section 7 hereof), shall prove to be false, incorrect or breached in any material respect on the date as of which made;

                    (l)  there shall be a Change of Control of the Company;
          or

                    (m) the Company, any Subsidiary Guarantor or ING shall default in the performance or observance of any of the covenants, agreements or conditions contained in the Put Subordination Agreement; provided, however, that failure of a Put Holder (as defined in the Put Subordination Agreement) to provide notice pursuant to Section 6 of the Put Subordination Agreement shall not be deemed to be an Event of Default under this Agreement;

          then (i) upon the occurrence of any Event of Default described in subsection (h) or (i), the unpaid principal amount of all Notes, together with all interest accrued thereon and all fees, costs, expenses, indemnities and other amounts payable under this Agreement or the Notes, shall automatically become immediately

                                       - 67 -
          658180v11





          due and payable, without presentment, demand, notice, declaration, protest or other requirements of any kind, all of which are hereby expressly waived, or (ii) upon the occurrence of any other Event of Default, the Majority Holders may, by written notice to the Company, declare the unpaid principal amount of all Notes to be, and the same shall forthwith become, immediately due and payable, together with the interest accrued thereon, and all fees, costs, expenses, indemnities and other amounts payable under this Agreement or the Notes, all without presentment, demand, notice, protest or other requirements of any kind, all of which are hereby expressly waived. The provisions of this
          Section 11.1 are subject, however, to the condition that if, at any time after any Note shall have so become due and payable, the Company shall pay all arrears of interest on the Notes and all payments on account of the principal of and, to the extent permitted by law, prepayment charge (if any) on the Notes which shall have become due otherwise than by acceleration (with interest on all such overdue principal and prepayment charge, if any, and, to the extent permitted by law, on overdue payments of interest, at the applicable rate per annum provided for in the Notes or this Agreement in respect of overdue amounts of principal, prepayment charge and interest), and all Events of Default (other than nonpayment of principal of, Prepayment Premium (if any) and accrued interest on the Notes, due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 14.1, then, and in every such case, the Majority Holders, by written notice to the Company, may rescind and annul any such acceleration and its consequences with respect to the Notes; but no such action shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

                    Section 11.2. Suits for Enforcement {tc "Section 11.2. Suits for Enforcement" \f C \l 2}. If any Event of Default
          shall have occurred and be continuing, the Purchaser may, with respect to the Notes, proceed to protect and enforce the respective rights of the holders of such Notes, either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, and may proceed to enforce the payment of all sums due upon such Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection (including, without limitation, reasonable counsel fees and disbursements), or to enforce any other legal or equitable right of the holder of such Notes.

                    Section 11.3. Remedies Cumulative{tc "Section 11.3. Remedies Cumulative" \f C \l 2}. No remedy conferred in this Agreement or the Notes upon the Purchaser, is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

                                       - 68 -
          658180v11






                    Section 11.4. Remedies Not Waived{tc "Section 11.4. Remedies Not Waived" \f C \l 2}. No course of dealing between the Company and no delay or failure in exercising any rights hereunder or under such Note, shall operate as a waiver of any of the rights of the Purchaser or of the holder of any Note.

                    Section 12.  Registration, Exchange, and Transfer of
          Notes{tc "Section 12.    Registration, Exchange, and Transfer of
          Notes" \f C \l 1}. The Company will keep at its principal executive office a register, in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), the Company will provide for the registration and transfer of Notes. Whenever any Note or Notes shall be surrendered either at the principal executive office of the Company, or at the place of payment named in the Note, for transfer or exchange, accompanied (if so required by the Company) by a written instrument of transfer in form reasonably satisfactory to the Company duly executed by the holder thereof or by such holder's attorney duly authorized in writing, and such other documentation and information as the Company shall reasonably request as necessary in connection with such transfer or exchange, the Company will execute and deliver in exchange therefor a new Note or Notes in such denominations as may be requested by such holder, of like tenor and in the same aggregate unpaid principal amount as the aggregate unpaid principal amount of the Note or Notes so surrendered. Any Note issued in exchange for any other Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Any transfer tax or governmental charge relating to such transaction shall be paid by the holder requesting the exchange. The Company and any of its agents may treat the Person in whose name any Note is registered as the sole and exclusive record and beneficial holder and owner of such Note for the purpose of receiving payment of the principal of, prepayment charge (if any) and interest and other amounts on such Note and for all other purposes whatsoever, whether or not such Note be overdue.

                    Section 13.  Lost, Stolen, Damaged and Destroyed
          Notes{tc "Section 13.    Lost, Stolen, Damaged and Destroyed
          Notes" \f C \l 1}. At the request of any holder of any Note, the Company will issue and deliver at its expense, in replacement of any Note or Notes lost, stolen, damaged or destroyed, upon surrender thereof, if mutilated, a new Note or Notes in the same aggregate unpaid principal amount, and otherwise of the same tenor, as the Note or Notes so lost, stolen, damaged or destroyed, duly executed by the Company. The Company may condition the replacement of a Note or Notes reported by the holder thereof as lost, stolen, damaged or destroyed, upon the receipt from such holder of an indemnity and/or security reasonably satisfactory to the Company; provided that if such

                                       - 69 -
          658180v11





          holder shall be the Purchaser or its nominee, the Purchaser's unsecured agreement of indemnity shall be sufficient for purposes of this Section.

                    Section 14.  Miscellaneous{tc "Section 14.
               Miscellaneous" \f C \l 1}.

                    Section 14.1. Amendment and Waiver{tc "Section 14.1. Amendment and Waiver" \f C \l 2}. (a) Any term, covenant, agreement or condition of this Agreement or of the Notes may, with the written consent of the Company, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Majority Holders, except that

                         (i) without the specific prior written consent of the holders of all of the Notes at the time outstanding, no such amendment or waiver shall (A) reduce the principal of, or the rate of interest on, or the amount of any applicable Prepayment Premium with respect to, any of the Notes, (B) subject to the provisions of the last paragraph of Section 11.1, extend the time of payment of all or any portion of the principal of or interest on or any Prepayment Premium payable with respect to any of the Notes, (C) modify any of the provisions of this Agreement or of the Notes with respect to the payment or prepayment (whether mandatory or optional) of the principal thereof, interest thereon, or Prepayment Premium with respect thereto, (D) reduce the percentage of Notes required with respect to any such amendment or to effectuate any such waiver, (E) alter the definition of the term "Majority Holders" or (F) modify any provision of this Section; and

                         (ii) no such waiver shall extend to or affect any
                    obligation not expressly waived or impair any right consequent thereon.

                    (b) Any amendment or waiver pursuant to subsection (a) of this Section 14.1 shall apply equally to all holders of the Notes at the time outstanding and shall be binding upon them, upon each future holder of any Note, and upon the Company, in each case whether or not a notation thereof shall have been placed on any Note.

                    (c) Notwithstanding any other provision contained in this Section 14.1 or elsewhere in this Agreement to the contrary, Notes which at any time are held by the Company or by any Subsidiary or Affiliate of the Company shall not be deemed outstanding for purposes of any vote, consent, approval, waiver or other action required or permitted to be taken by the holders of Notes, or by any of them, under the provisions of this Section

                                       - 70 -
          658180v11





          14.1 or Section 11 of this Agreement, and neither the Company nor any such Subsidiary or Affiliate shall be entitled to exercise any right as a holder of Notes with respect to any such vote, consent, approval or waiver or to take or participate in taking any such action at any time.

                    (d) So long as any Notes remain outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed consent with respect to, or waiver or amendment of, any of the provisions of this Agreement or the Notes unless each holder of Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any amendment, waiver or consent with respect to any of the terms and provisions of this Agreement or the Notes unless such remuneration is currently paid, on the same terms, ratably to the holders of all Notes then outstanding.

                    Section 14.2.  Expenses{tc "Section 14.2.    Expenses"
          \f C \l 2}. The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to pay and save the Purchaser and any other holder of Notes harmless against any and all liability for the payment of all reasonable out-of-pocket expenses arising in connection with this Agreement, the Notes, the Warrants, the Registration Rights Agreement, any other agreements, instruments or documents executed pursuant thereto or in connection therewith, and the transactions hereby contemplated, including without limitation all such expenses incurred with respect to the enforcement of any provision of any such agreement, instrument or document, all expenses incurred in connection with the reproduction of such agreements, instruments and documents and all stamp and other similar taxes (together in each case with interest and penalties, if any) which may be payable in respect of the execution and delivery of such agreements, instruments and documents, or the issuance, delivery or acquisition by the Purchaser of any Note or Warrant or otherwise pursuant to this Agreement, the fees and disbursements of Stroock & Stroock & Lavan LLP and of any special or local counsel in connection with the preparation of such agreements and instruments and the transactions hereby and thereby contemplated, and the fees and disbursements of the Accountants. The Company also agrees to pay all expenses incurred by the Purchaser or any other holder of Notes or Warrants (including reasonable counsel fees and disbursements) in connection with any amendment or requested amendment of, or waiver or consent or requested waiver or consent under or with respect to, this Agreement, the Notes, the Warrants, the Registration Rights Agreement, or any of such other agreements, instruments or documents, whether or not the

                                       - 71 -
          658180v11





          same shall become effective, and all expenses incurred by the Purchaser or any other holder of Notes or Warrants (including reasonable counsel fees and disbursements and the reasonable fees, expenses and disbursements of an investment bank or other firm acting as financial advisor to the holders of Notes or Warrants) following the occurrence and during the continuance of any Default or Event of Default or incident to the negotiation of any workout, restructuring or similar arrangement relating to the Company or its Subsidiaries. The obligations of the Company under this Section 14.2 shall survive the payment or transfer of any Note or Warrant (including, without limitation, the payment or prepayment of the Notes in full and the exercise of the Warrants), the enforcement of any provision hereof or thereof, any such amendments, waivers or consents, any such Default or Event of Default, and any such workout, restructuring or similar arrangement.

                    Section 14.3. Survival of Representations and Warranties{tc "Section 14.3. Survival of Representations and Warranties" \f C \l 2}. All representations and warranties contained herein or made in writing by or on behalf of any party to this Agreement or otherwise in connection herewith, shall (i) survive the execution and delivery of this Agreement and the Registration Rights Agreement and the delivery of the Notes and Warrants to the Purchaser and shall continue in effect as long as any of the Notes or Warrants is outstanding, and thereafter as provided in Sections 14.2 and 14.6 with respect to the obligations imposed thereunder, and (ii) be deemed to be material and to have been relied upon by the Purchaser, regardless of any investigation made by the Purchaser or on its behalf.

                    Section 14.4.  Successors and Assigns; Limitation on
          Transfer{tc "Section 14.4.    Successors and Assigns; Limitation
          on Transfer" \f C \l 2}. (a) All representations, warranties, covenants and agreements in this Agreement made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, except that the Purchaser shall not be obligated to purchase any Note or Warrant from any issuer other than the Company. The provisions of this Agreement are intended to be for the benefit of all holders, from time to time, of any Notes or Warrants purchased pursuant hereto, and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights under this Agreement has been made by the Purchaser or any of its successors or assigns.

                    (b) Notwithstanding any other provision of this Agreement to the contrary, without the prior written consent of the Company, neither the Purchaser nor any other holder of Notes shall transfer any Notes to any Person unless the aggregate principal amount of Notes concurrently transferred to such Person (taken together with any concurrent transfers of Notes by the transferor or its Control Affiliates to the transferee or its Control Affiliates) shall be not less than the lesser of (i)

                                       - 72 -
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          $1,000,000, or (ii) the entire remaining principal balance of the
          Notes held by such transferor; provided that nothing in this subsection (b) shall be deemed to prohibit any transfer of Notes by any Person to (x) any Control Affiliate of such Person or (y) any Person who immediately prior to such transfer is a holder of Notes or a Control Affiliate of a holder of Notes; provided, further, that no transfer of Notes shall be permitted if, immediately after giving effect to such transfer, there would be more than five holders of Notes (provided that, solely for the purposes hereof, a Person and all of such Person's Control Affiliates shall be counted as a single holder of Notes).

                    Section 14.5.  Notices{tc "Section 14.5.     Notices"
          \f C \l 2}. All notices hereunder shall be in writing and shall be conclusively deemed to have been received and shall be effective (a) on the day on which delivered if delivered personally or transmitted by telecopier, (b) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service, or (c) three Business Days after being sent by registered or certified United States mail, return receipt requested, and shall be addressed:

                         (i)  in the case of the Company, to:

                              Meridian Medical Technologies, Inc.
                              10240  Old Columbia Road
                              Columbia, MD  21046
                              Attention:  James H. Miller
                              Telecopy No.: (410) 309-1691;

                              with a copy (which shall not constitute
                              notice) to:

                              Arnold & Porter
                              555 Twelfth Street N.W.
                              Washington, D.C. 20004
                              Attention:  Steven Kaplan, Esq.
                              Telecopy No.: (202) 942-5999;


                         (ii) in the case of the Purchaser, to:

                              Nomura Holding America Inc.
                              2 World Financial Center, Building B
                              New York, NY 10281-1198
                              Attention: Howard Gellis, or his authorized representative
                              Telecopy No.: (212) 667-1029

                              with a copy to:

                              Nomura Holding America Inc.
                              2 World Financial Center, Bldg. B
                              New York, NY 10281-1198

                                       - 73 -
          658180v11





                              Attention:  Michael Goldberg, Esq.
                              Telecopy No.: (212) 667-1024;

          or at such other address and/or telecopy number and/or to the attention of such other Person as any of such Persons shall have advised the others by notice in the manner herein specified.

                    Section 14.6. Indemnification{tc "Section 14.6. Indemnification" \f C \l 2}. In consideration of the execution and delivery of this Agreement by the Purchaser, the Company hereby agrees to defend, indemnify, exonerate and hold harmless the Purchaser, each holder of Notes, and each of their respective officers, directors, stockholders, affiliates, trustees, employees and agents, and each other Person, if any, controlling such Purchaser or holder of Notes or any of its respective Affiliates (herein collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, claims, actions, suits, proceedings, judgments, costs and expenses, including, without limitation, legal fees and other expenses incurred in the investigation, defense, appeal and settlement of claims, actions, suits and proceedings (herein collectively called the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of or relating to:

                         (i)  the execution, delivery, performance or
                    enforcement of this Agreement, the Notes, the Warrants, the Registration Rights Agreement or any other instrument or document contemplated hereby or thereby by any of the Indemnitees, or any act, event or transaction related or attendant thereto or contemplated hereby or thereby, or any action or inaction by any Indemnitee under or in connection therewith, or

                         (ii) any Environmental Matter, any violation or
                    alleged violation by the Company or any of its Subsidiaries of any Environmental Law or the actual or alleged existence, or release by the Company or any of its Subsidiaries, of any Hazardous Material that affects the Company, any of its Subsidiaries, or their respective operations or Properties, except for any such Indemnified Liabilities that are finally judicially determined (or acknowledged by the respective Indemnitee in writing) to have resulted from the respective Indemnitee's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of the Company under this Section 14.6 shall be in addition to any liability that the Company may otherwise have and shall survive the payment or prepayment in

                                       - 74 -
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          full or transfer of any Note or Warrant and the enforcement of any provision hereof or thereof.

                    Section 14.7. Public Announcements{tc "Section 14.7. Public Announcements" \f C \l 2}. The Company agrees that it will not issue any press release or make any other public announcement, statement or filing with regard to this Agreement, the Notes, the Warrants, the Registration Rights Agreement or the transactions hereby or thereby contemplated without the prior approval of the Majority Holders, which approval shall not be unreasonably withheld and shall in no event be withheld in any case where such press release, public announcement, statement or filing is required by applicable law (including applicable rules and regulations of the SEC).

                    Section 14.8.    No Fiduciary Relationship{tc "Section
          14.8. No Fiduciary Relationship" \f C \l 2}. The Purchaser shall not, by reason of its purchase or holding of Notes or Warrants pursuant to this Agreement, be deemed to have any fiduciary or other special relationship with the Company or any of its Subsidiaries. No provision of this Agreement, the Notes, the Warrants, the Registration Rights Agreement or any of the other documents executed and delivered in connection herewith shall be construed to create a fiduciary duty on the part of the Purchaser, any holder of Notes or any trustee or agent therefor in favor of the Company, any of its Subsidiaries or Affiliates, or their respective directors, officers, employees, agents, stockholders or creditors.

                    Section 14.9. Confidentiality{tc "Section 14.9. Confidentiality" \f C \l 2}. Each holder of Notes agrees to use reasonable efforts (in accordance with its customary procedures with respect to the treatment of confidential information) not to disclose, or use for any purpose other than in connection with its investment in the Notes or the Warrants, without the prior written consent of the Company, any information with respect to the Company or any of its Subsidiaries which is furnished by the Company pursuant to or in connection with the transactions contemplated by this Agreement, provided that such holder may disclose any such information (a) as has become generally available to the public (other than through disclosure by such holder in contravention of this Agreement), (b) to such holder's directors, trustees, partners, officers, employees, agents and professional consultants, (c) to any other holder of Notes, (d) to any Person to which such holder offers to sell or transfer any Note or any part thereof or participation therein, provided that the prospective transferee shall agree to be bound by the provisions of this Section 14.9, (e) in any report, statement, testimony or other submission to any Governmental Body having or claiming to have jurisdiction over such holder, and (f) in order to comply with any Statute or Order applicable to such holder, or in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to such


                                       - 75 -
          658180v11





          holder in the course of any litigation, investigation or administrative proceeding.

                    Section 14.10.  Integration and Severability{tc
          "Section 14.10.     Integration and Severability" \f C \l 2}.
          This Agreement (including the schedules and exhibits thereto), the Notes, the Warrants, the Registration Rights Agreement and the other documents executed pursuant to this Agreement embody the entire agreement and understanding between the Purchaser and the Company, and supersede all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement, the Notes, the Warrants, the Registration Rights Agreement or any other agreement, instrument or document executed in connection therewith, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

                    Section 14.11. Counterparts{tc "Section 14.11. Counterparts" \f C \l 2}. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

                    Section 14.12. Governing Law{tc "Section 14.12. Governing Law" \f C \l 2}. THIS AGREEMENT SHALL BE GOVERNED
          BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                    Section 14.13.  Submission to Jurisdiction; Waiver of
          Service and Venue{tc "Section 14.13.    Submission to
          Jurisdiction: Waiver of Service and Venue" \f C \l 2}. (a) EACH OF THE COMPANY, THE PURCHASER AND EACH OTHER HOLDER OF NOTES CONSENTS AND AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREES THAT, EXCEPT UPON THE WRITTEN CONSENT OF THE MAJORITY HOLDERS, ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN THE PURCHASER OR ANY OTHER HOLDER OF NOTES, ON THE ONE HAND, AND THE COMPANY, ON THE OTHER HAND, OR THE CONDUCT OF ANY PARTY IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE, SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE.

                    (b) THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY HAND DELIVERY TO THE COMPANY AT ITS ADDRESS SET FORTH ABOVE IN SECTION 14.5, OR, AT THE OPTION OF THE MAJORITY HOLDERS, BY SERVICE UPON CT CORPORATION, WHICH THE COMPANY IRREVOCABLY APPOINTS AS ITS AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF NEW YORK. IN ADDITION, THE PURCHASER AND EACH OTHER HOLDER OF NOTES AGREES TO

                                       - 76 -
          658180v11





          PROMPTLY FORWARD BY REGISTERED MAIL ANY PROCESS SO SERVED UPON SAID AGENT TO THE COMPANY AT ITS ADDRESS SET FORTH ABOVE IN
          SECTION 14.5. THE COMPANY HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID.

                    (c) NOTHING IN THIS SECTION 14.13 SHALL AFFECT THE RIGHT OF THE PURCHASER OR ANY OTHER HOLDER OF NOTES TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE PURCHASER OR ANY OTHER HOLDER OF NOTES (UPON THE CONSENT OF THE MAJORITY HOLDERS AS PROVIDED IN SECTION 14.13(a)) TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

                    Section 14.14. Waiver of Right to Trial by Jury{tc
          "Section 14.14.     Waiver of Right to Trial by Jury" \f C \l 2}.
          EACH OF THE COMPANY AND THE PURCHASER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, ANY NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE COMPANY AND THE PURCHASER HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.


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                                       - 77 -
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                    IN WITNESS WHEREOF, the Company and the Purchaser have
          executed this Agreement by their duly authorized officers as of the date first written above.


                                        MERIDIAN MEDICAL TECHNOLOGIES, INC.


                                        By:
                                             Its:



                                        NOMURA HOLDING AMERICA INC.


                                        By:
                                             Its:





































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